                                  Exhibit 2.1
                                  -----------


                          ASSET PURCHASE AND LICENSE
                                   AGREEMENT


                                 BY AND AMONG


                         PAVILION TECHNOLOGIES, INC.,


                          PEGASUS TECHNOLOGIES, INC.,


                                      AND


                                   KFX INC.






                           DATED AS OF JULY 31, 2001

ASSET PURCHASE AND LICENSE AGREEMENT.....................................................................................      1
Recitals.................................................................................................................      1
Agreements...............................................................................................................      1
SECTION 1. DEFINITIONS...................................................................................................      1
   1.1    Accompanying Gas Turbine Generator.............................................................................      1
   1.2    Accompanying Steam Turbine.....................................................................................      1
   1.3    Affiliate......................................................................................................      1
   1.4    Assets.........................................................................................................      2
   1.5    Business Day...................................................................................................      2
   1.6    Intentionally Deleted..........................................................................................      2
   1.7    Closing........................................................................................................      3
   1.8    Closing Date...................................................................................................      3
   1.9    Combined Unit Systems..........................................................................................      3
   1.10   Consulting Services............................................................................................      3
   1.11   Documentation..................................................................................................      3
   1.12   Encumbrance....................................................................................................      3
   1.13   End User.......................................................................................................      3
   1.14   End User Consulting Services Agreement.........................................................................      4
   1.15   End User Evaluation License Agreement..........................................................................      4
   1.16   End User License Agreement.....................................................................................      4
   1.17   Enterprise Optimization........................................................................................      4
   1.18   Field of Use...................................................................................................      4
   1.19   Governmental Authority.........................................................................................      4
   1.20   Individual Utility Boiler......................................................................................      5
   1.21   Individual Utility Gas Turbine.................................................................................      5
   1.22   Knowledge......................................................................................................      5
   1.23   Legal Requirement..............................................................................................      5
   1.24   Level 1 Maintenance Services...................................................................................      5
   1.25   Level 2 Maintenance Services...................................................................................      5
   1.26   Litigation.....................................................................................................      5
   1.27   Maintenance Services...........................................................................................      6
   1.28   Neugents Software..............................................................................................      6
   1.29   NeuSIGHT(R) Software...........................................................................................      6
   1.30   Pavilion Competitor............................................................................................      6
   1.31   Pavilion Contracts.............................................................................................      6
   1.32   Pavilion Marks.................................................................................................      6
   1.33   Pavilion Patents...............................................................................................      6
   1.34   Pavilion Software..............................................................................................      7
   1.35   Pavilion Technology............................................................................................      7
   1.36   Pavilion Trademark Guidelines..................................................................................      7
   1.37   Pegasus Competitor.............................................................................................      8
   1.38   Pegasus Software...............................................................................................      8
   1.39   Person.........................................................................................................      8
   1.40   Release Date...................................................................................................      8
   1.41   Representative.................................................................................................      8
   1.42   Required Consents..............................................................................................      8
   1.43   Royalty Period.................................................................................................      9
   1.44   Segment........................................................................................................      9

   1.45   Segment Employees..............................................................................................      9
   1.46   Services Agreement.............................................................................................      9
   1.47   Updates........................................................................................................      9
   1.48   Utility........................................................................................................      9
   1.49   Other Definitions..............................................................................................     10
SECTION 2. GRANT OF LICENSES AND SALE OF RELATED ASSETS..................................................................     11
   2.1    Purchase and Sale of Assets; Grant of Licenses.................................................................     11
SECTION 3. CONSIDERATION.................................................................................................     11
   3.1    Base Price.....................................................................................................     11
   3.2    Adjustments to Base Price......................................................................................     12
   3.3    Determination of Adjustments...................................................................................     12
   3.4    Allocation of Consideration....................................................................................     13
   3.5    Royalties Due Under This Agreement.............................................................................     13
   3.6    Fees For Consulting Services and Maintenance Services..........................................................     13
   3.7    Records........................................................................................................     14
   3.8    Royalty Reports................................................................................................     14
   3.9    Audit..........................................................................................................     14
   3.10   Taxes..........................................................................................................     15
   3.11   Remittances....................................................................................................     15
SECTION 4. ASSUMED LIABILITIES AND EXCLUDEDLIABILITIES...................................................................     15
   4.1    Assignment and Assumption......................................................................................     15
   4.2    Excluded Liabilities...........................................................................................     15
SECTION 5. GRANT OF LICENSES.............................................................................................     16
   5.1    Software & Technology License from Pavilion....................................................................     16
   5.2    Patent License from Pavilion...................................................................................     17
   5.3    Third Party Resellers..........................................................................................     17
   5.4    Pavilion Marks.................................................................................................     18
   5.5    License Restrictions...........................................................................................     18
   5.6    Unlicensed Program Code........................................................................................     19
   5.7    Existing Rights and Licenses Granted by Pavilion...............................................................     19
   5.8    Office Space During Transition.................................................................................     21
SECTION 6. MAINTENANCE; ABATEMENT OF INFRINGEMENT........................................................................     21
   6.1    Prosecution and Maintenance....................................................................................     21
   6.2    Abatement of Infringement......................................................................................     22
SECTION 7. END USER LICENSES; MAINTENANCE SERVICES; CONSULTING SERVICES..................................................     23
   7.1    End User License Agreement.....................................................................................     23
   7.2    Maintenance Services To Pegasus End Users......................................................................     23
   7.3    Consulting Services To Pegasus End Users.......................................................................     24
SECTION 8. OTHER DUTIES OF PAVILION......................................................................................     24
   8.1    Delivery to Pegasus............................................................................................     24
   8.2    Maintenance Services to Pegasus................................................................................     24
   8.3    Escrow Agreement...............................................................................................     25
   8.4    Technology Plans; Marketing Assistance.........................................................................     26
   8.5    Training Classes...............................................................................................     26
   8.6    Export Requirements............................................................................................     27
   8.7    Financial Data.................................................................................................     27
SECTION 9. OTHER DUTIES OF PEGASUS.......................................................................................     27
   9.1    Promotion Within the Field of Use..............................................................................     27
   9.2    Promotion Outside of the Field of Use..........................................................................     28

   9.3    Marketing and Financial Reports..................................................................................... 28
SECTION 10. EMPLOYMENT MATTERS................................................................................................ 29
   10.1   Employment Opportunity.............................................................................................. 29
   10.2   Other Segment Employee Considerations............................................................................... 29
   10.3   No Hire Provision................................................................................................... 30
SECTION 11. REPRESENTATIONS AND WARRANTIES OF PAVILION........................................................................ 30
   11.1   Organization and Qualification...................................................................................... 30
   11.2   Authority and Validity.............................................................................................. 30
   11.3   No Breach or Violation.............................................................................................. 31
   11.4   Assets.............................................................................................................. 31
   11.5   Legal Proceedings................................................................................................... 31
   11.6   Finders and Brokers................................................................................................. 31
   11.7   Accounts Receivable................................................................................................. 32
   11.8   As Documented Warranty.............................................................................................. 32
   11.9   Intellectual Property............................................................................................... 33
   11.10     Contracts; No Defaults........................................................................................... 33
   11.11     Disclosures...................................................................................................... 34
SECTION 12. REPRESENTATIONS AND WARRANTIES OF PEGASUS......................................................................... 34
   12.1   Organization and Qualification...................................................................................... 34
   12.2   Authority and Validity.............................................................................................. 34
   12.3   No Breach or Violation.............................................................................................. 35
   12.4   Finders and Brokers................................................................................................. 35
   12.5   Conduct of Business................................................................................................. 35
   12.6   No Marketing Representations........................................................................................ 36
   12.7   Disclosures......................................................................................................... 36
SECTION 13. CLOSING........................................................................................................... 36
SECTION 14. CONDITIONS TO CLOSING............................................................................................. 36
   14.1   Conditions to the Obligations of Pegasus, KFx and Pavilion.......................................................... 36
   14.2   Conditions to the Obligations of Pegasus and KFx.................................................................... 37
   14.3   Conditions to Obligations of Pavilion............................................................................... 38
   14.4   Waiver of Conditions................................................................................................ 39
SECTION 15. TERM; TERMINATION; OTHER REMEDIES................................................................................. 39
   15.1   Term of Agreement................................................................................................... 39
   15.2   Termination of License to Pavilion Patents.......................................................................... 39
   15.3   Termination For Cause............................................................................................... 39
   15.4   Effective Date of Termination For Cause............................................................................. 40
   15.5   Change of Control................................................................................................... 40
   15.6   Other Remedies...................................................................................................... 41
   15.7   Effect of Material Breach by a KFx Party............................................................................ 41
   15.8   Material Breach by Pavilion......................................................................................... 42
   15.9   Survival............................................................................................................ 42
SECTION 16. INDEMNITIES....................................................................................................... 43
   16.1   Intellectual Property Indemnity by Pavilion......................................................................... 43
   16.2   Exceptions.......................................................................................................... 43
   16.3   General Indemnification by Pavilion................................................................................. 44
   16.4   Indemnification by Pegasus.......................................................................................... 44
   16.5   Procedure for Indemnification....................................................................................... 45
SECTION 17. DISPUTE RESOLUTION; ARBITRATION................................................................................... 46

   17.1   Dispute Resolution.................................................................................................. 46
   17.2   Arbitration......................................................................................................... 47
SECTION 18. DAMAGES........................................................................................................... 47
   18.1   Exclusions of Liability............................................................................................. 47
   18.2   Limitation of Liability............................................................................................. 48
   18.3   Exceptions.......................................................................................................... 48
SECTION 19. PROPRIETARY RIGHTS; CONFIDENTIALITY............................................................................... 49
   19.1   Ownership........................................................................................................... 49
   19.2   Confidentiality Obligations......................................................................................... 50
   19.3   Notice.............................................................................................................. 51
   19.4   Remedies............................................................................................................ 51
SECTION 20. MISCELLANEOUS..................................................................................................... 52
   20.1   Assignment.......................................................................................................... 52
   20.2   Notices............................................................................................................. 52
   20.3   Force Majeure....................................................................................................... 54
   20.4   Attorneys' Fees..................................................................................................... 54
   20.5   Export Controls..................................................................................................... 54
   20.6   Waiver.............................................................................................................. 55
   20.7   Captions............................................................................................................ 55
   20.8   Choice of Law; Jurisdiction......................................................................................... 55
   20.9   Terms............................................................................................................... 55
   20.10     Rights Cumulative................................................................................................ 55
   20.11     Further Actions.................................................................................................. 56
   20.12     Time............................................................................................................. 56
   20.13     Counterparts..................................................................................................... 56
   20.14     Entire Agreement................................................................................................. 56
   20.15     Severability..................................................................................................... 56
   20.16     Construction..................................................................................................... 56
   20.17     Late Payments.................................................................................................... 57
   20.18     Expenses......................................................................................................... 57
   20.19     Third Party Beneficiaries........................................................................................ 57
   20.20     Media Releases................................................................................................... 57
   20.21     Amendment; No Waiver............................................................................................. 57
   20.22     Independent Contractor........................................................................................... 58

        LIST OF EXHIBITS & SCHEDULES

EXHIBITS

         1.14              End User Consulting Services Agreement
         1.15              End User Evaluation License Agreement
         1.16              End User License Agreement
         1.27              Maintenance Services
         1.46              Services Agreement
         4.1               Assignment and Assumption Agreement
         8.3               Escrow Agreement
         14.2.3            Bill of Sale
         14.2.10           Release and Covenant Not to Sue
         14.3              KFx Guaranty Agreement


SCHEDULES

         1.30              Pavilion Competitors
         1.31              Pavilion Contracts
         1.32              Pavilion Marks
         1.33              Pavilion Patents
         1.37              Pegasus Competitors
         1.41              Representatives
         1.42              Required Consents
         1.45              Segment Employees
         3.2               Preliminary Adjustment Report
         3.5               Royalties
         4.1               Assumed Liabilities
         5.3               Pegasus Third Party Resellers
         5.7               Existing Rights and Licenses
         15.1         Schedule of Terms
         19.2.2       Security Guidelines

                     ASSET PURCHASE AND LICENSE AGREEMENT
                     ------------------------------------

This Asset Purchase and License Agreement ("Agreement") is made as of the 31st
                                            ---------
day of July 2001, by and among Pegasus Technologies, Inc., a South Dakota corporation ("Pegasus"), KFx Inc., a Delaware corporation ("KFx") and Pavilion
              -------                                        ---
Technologies, Inc., a Texas corporation ("Pavilion"). Pegasus and KFx are
                                          --------
collectively referred to as the "KFx Parties".  Pegasus, KFx and Pavilion are
                                 -----------
collectively referred to as the "Parties" and individually as a "Party".
                                 -------                         -----

                                   Recitals
                                   --------

Pavilion and Pegasus desire to enter into an agreement providing for: (i) the purchase by Pegasus of certain Pavilion assets in that segment of Pavilion's advanced process control business unit concerning process optimization for the utility based boiler, gas turbine and power production and process steam turbine; (ii) Pegasus' rights and access to certain Pavilion assets, personnel and services related to the Segment; and (iii) the licensing to Pegasus of certain Pavilion intellectual property related to the Segment in a limited field of use on the terms described below. The duties and obligations of Pegasus hereunder are guaranteed by KFx, the majority shareholder of Pegasus, pursuant to such terms as described herein.

In consideration of the above recitals and the mutual agreements stated in this Agreement, the Parties agree as follows:

                                   Agreements
                                   ----------

SECTION 1. DEFINITIONS

     In addition to terms defined elsewhere in this Agreement, the following capitalized terms, when used in this Agreement, will have the meanings set forth below:

     1.1  Accompanying Gas Turbine Generator. A single piece of rotating power
          ----------------------------------
plant equipment that is directly connected to an Individual Utility Gas Turbine to produce electricity.

     1.2  Accompanying Steam Turbine. A piece or pieces of rotating power plant
          --------------------------
equipment that utilizes steam produced by an Individual Utility Boiler or the exhaust of an Individual Utility Gas Turbine to produce electricity.

     1.3  Affiliate. With respect to any Person, (i) any Person directly or
          ---------
indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling more than fifty percent (50%) of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of more than fifty percent (50%) of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the terms "controls", "is controlled by" or "is under common control with" shall mean possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting interests by contract or otherwise. For the purposes of this Definition, any Person that could be classified as a Pavilion Competitor shall never be considered an Affiliate of a KFx Party.

     1.4  Assets.
          ------

          Certain operational assets relating to the Segment as set forth below:
          (a) Receivables. Accounts, notes and other receivables related to the Pavilion Contracts.

          (b) Records. Customer lists, customer account information related to the Pavilion Contracts, technical data and analytical reference materials related to the Pavilion Contracts (subject to customer approval), sales literature, correspondence, notes, files and all other accounting and operating records and other graphic or electronically stored operating and financial information related to the Pavilion Contracts.

          (c) Pavilion Contracts. Rights under agreements, contracts and other arrangements relating to the Segment as more specifically set forth in Schedule 1.31 to this Agreement, including rights, interests and claims, tangible and intangible therein, including but not limited to work in progress on such contracts.

          (d) Other. (i) Causes of actions, judgments, claims, demands and other rights associated with any Assumed Liability (as defined herein), (ii) restrictive covenants and other obligations of present and former Segment employees only insofar as such restrictive covenants and obligations relate to the Segment, and
               (iii) deposits and prepaid expenses related to the Pavilion Contracts.

     1.5  Business Day.
          ------------

     Any day other than Saturday, Sunday or a day on which banking institutions in Austin, Texas, are required or authorized to be closed.

     1.6  Intentionally Deleted.
          ---------------------

     1.7  Closing.
          -------

     The consummation of the transactions contemplated by this Agreement, as described in Section 14, the date of which is referred to as the Closing Date.

     1.8  Closing Date.
          ------------

     The date described in Section 14 or such later date as extended by mutual agreement of all Parties in writing.

     1.9  Combined Unit Systems.
          ---------------------

     Any combination of Individual Utility Boilers, Individual Utility Gas Turbines, Accompanying Gas Turbine Generators, or Accompanying Steam Turbines (or the balance of plant equipment necessary for the operation of such boilers or turbines) that are not sequentially connected together to produce electricity. For purpose of example only, a Combined Unit System could be two or more boilers or other power plant equipment that is analyzed and/or controlled in a single optimization or other application. As used herein, sequentially connected means that the hydrocarbon fuel (e.g., coal or natural gas) is fed into the Individual Utility Boiler or Individual Utility Gas Turbine, produces steam for the Accompanying Steam Turbine and/or exhaust for the Accompanying Gas Turbine Generator and thus produces electricity.

     1.10 Consulting Services.
          -------------------

     The services provided to support the use of the Pavilion Software by an End User that are not part of Maintenance Services, such as installation and implementation support, training, the development of interfaces, integration assistance and other similar types of services.

     1.11 Documentation.
          -------------

     The standard end-user documentation, including, but not limited to installation manuals and software manuals, that Pavilion makes generally available to end-user licensees of Pavilion Software.

     1.12 Encumbrance.
          -----------

     Any mortgage, lien, security interest, security agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest.

     1.13 End User.
          --------

     A Utility that has executed an End User License Agreement with Pegasus.

     1.14  End User Consulting Services Agreement.
           --------------------------------------

     The written agreement between Pegasus and an End User under which Pegasus provides Consulting Services to an End User and which contains and is in conformance with the limitations, restrictions and other terms and conditions set forth in Exhibit 1.14.

     1.15  End User Evaluation License Agreement.
           -------------------------------------

     The written agreement between Pegasus and a prospective End User which contains and is in conformance with the limitations, restrictions and other terms and conditions set forth in Exhibit 1.15.

     1.16  End User License Agreement.
           --------------------------

     The written agreement between Pegasus and an End User which contains and is in conformance with the limitations, restrictions and other terms and conditions set forth in Exhibit 1.16.

     1.17  Enterprise Optimization.
           -----------------------

     Modeling and optimization technology as applied to Combined Unit Systems or multi-site or enterprise-wide optimization strategies involving, for example, the generation, transmission, distribution or trading of electricity within the energy market.

     1.18  Field of Use.
           ------------

     The field of power plant applications on Individual Utility Boilers and Accompanying Steam Turbines and Individual Utility Gas Turbines and Accompanying Gas Turbine Generators (and the balance of plant equipment necessary for the operation of such boiler or turbine) within the electric utility industry.
Field of Use also includes power plant applications on Individual Utility Boilers and Accompanying Steam Turbines and Individual Utility Gas Turbines and Accompanying Gas Turbine Generators (and the balance of plant equipment necessary for the operation of such boiler or turbine) that provide electricity or steam to industrial facilities, but are not owned by a publicly or privately held industrial entity. Notwithstanding anything to the contrary, Field of Use does not include Enterprise Optimization or applications on Combined Unit Systems.

     1.19  Governmental Authority.
           ----------------------

     (i) The United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like), (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

     1.20  Individual Utility Boiler.
           -------------------------

     A set of connected power plant equipment (and the balance of plant equipment necessary for the operation of that Individual Utility Boiler, e.g., SCR, ball mill) that generates steam to produce electricity.

     1.21  Individual Utility Gas Turbine.
           ------------------------------

     A single unit of rotating power plant equipment that combusts a hydrocarbon fuel (generally natural gas) and drives an Accompanying Gas Turbine Generator to produce electricity.

     1.22  Knowledge.
           ---------

     With respect to any entity, (i) actual awareness of any of the executive officers or of the entity specified, or (ii) facts or matters which the executive officers or the entity specified could be expected in the ordinary course of business to discover or otherwise become aware in such person's capacity.

     1.23  Legal Requirement.
           -----------------

     Any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including decisions, orders, writs, awards, or injunctions of an arbitrator or a court or other Governmental Authority.

     1.24  Level 1 Maintenance Services.
           ----------------------------

     The meaning set forth in Exhibit 1.27.

     1.25  Level 2 Maintenance Services.
           ----------------------------

     The meaning set forth in Exhibit 1.27.

     1.26  Litigation.
           ----------

     That certain action filed by Pavilion against Pegasus that was pending in the United States District Court for the Northern District of Ohio, Eastern Division (Cleveland), Civil Action Number 1: 01 CV00053-LW, and that was dismissed without prejudice to later reinstatement pursuant to that certain agreement dated April 12, 2001, among Pavilion, Pegasus, KFx, Computer Associates International, Inc. ("CA") and
                                                                  --
AIWare, Inc. ("AI Ware").
               -------

     1.27  Maintenance Services.
           --------------------

     The maintenance and support services described in Exhibit 1.27 attached hereto and incorporated herein by reference, as such services relate to use of the Pavilion Software.

     1.28  Neugents Software.
           -----------------

     The software licensed to Pegasus under that certain License and Service Agreement entered into between Pegasus' affiliate, Pegasus Technologies, Ltd. ("PTL") and AI Ware, Inc., dated August 16, 1996, as amended by that certain Joint Marketing and Amendment Agreement, dated March 24, 1998, and that certain Amendment No. 2 to the License and Service Agreement dated August 27, 1998 and all revisions thereto licensed by AI Ware to PTL or developed by Pegasus.

     1.29  NeuSIGHT(R) Software.
           --------------------

     The current version of Pegasus' NeuSIGHT(R) Process Optimization software and future versions thereof developed by or for Pegasus.

     1.30  Pavilion Competitor.
           -------------------

     An entity that develops for market or markets, whether now or at any time in the future, software or services that are competitive within the Field of Use with the software or services of Pavilion or its Affiliates or is in combination, cooperation, affiliation, partnership, or joint venture with an entity that competes with Pavilion or its Affiliates. A current listing of such Pavilion Competitors is identified in Schedule 1.30.

     1.31  Pavilion Contracts.
           ------------------

     All contracts and agreements pertaining to the ownership, operation and maintenance of the Assets or the Segment or used or held for use in the Segment as identified in Schedule 1.31.

     1.32   Pavilion Marks.
            --------------

     The trademarks, service marks, trade names, trade dress and other brand indicia of Pavilion identified in Schedule 1.32.

     1.33  Pavilion Patents.
           ----------------

     Means (i) all United States patents and patent applications listed on
Schedule 1.33 and all foreign counterparts thereof; (ii) any divisionals, continuations, continuations-in-part, refilings, and extensions of any of the foregoing patents and patent applications; (iii) all substitutions, reissues, renewals, reexaminations, patents of addition and patent term extensions of the foregoing patents; and (iv) all patents issuing from the foregoing; and (v) all patents, utility models and design patents in all countries of the world, that
(a) at any time prior to July 31, 2051 have issued to Pavilion or Pavilion has the right to sublicense, (b) would be infringed by the manufacture, use, sale or import of the Pavilion Software or Pegasus Software, and (c) except for consideration paid to employees, have no requirement to pay consideration that cannot be delegated to Pegasus in whole or in part (and provided that Pavilion is released by its licensor from any obligation to pay consideration) to another for the grant of a license under this Agreement (e.g., no sublicense fee or ongoing royalty obligation for patents licensed by Pavilion with a right to grant sublicenses). The foregoing shall not be construed as an admission by Pegasus that the Pegasus Software infringes the Pavilion Patents.

     1.34  Pavilion Software.
           -----------------

     All of Pavilion's current and future object code binary versions and releases (including foreign language versions thereof) identified by Pavilion as part of the server and workstation elements of Pavilion's proprietary neural network or optimization software now commonly known as Power Perfecter 5.0, Software CEM 5.0, and Environmental Portfolio Manager 2.1, (ii) Documentation, and (iii) any and all Updates to any of the foregoing provided by Pavilion to Pegasus pursuant to the Maintenance Services provisions.

     1.35  Pavilion Technology.
           -------------------

     All tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, reports, analytical reference materials and all confidential and/or proprietary data, technical information (collectively "Technology"), which has been developed or acquired before the Closing Date (which Pavilion has the right to disclose and sublicense, and that except for consideration paid to employees, have no requirement to pay consideration to a third party that cannot be delegated to Pegasus in whole or in part (with a release by such third party of Pavilion from such requirement to pay consideration), and subject to rights of third parties as of the Closing Date) by Pavilion, to the extent such Technology is reasonably necessary for the authorized use, implementation, sales and marketing of the Pavilion Software in the Field of Use.

     1.36  Pavilion Trademark Guidelines.
           -----------------------------

     The written guidelines issued by Pavilion specifying requirements associated with the permitted use by Pegasus of the Pavilion Marks, as such guidelines may be amended from time-to-time by Pavilion in its sole discretion.

     1.37  Pegasus Competitor.
           ------------------

     An entity that develops for market or markets, whether now or at any time in the future, software or services that are competitive within the Field of Use with the software or services of Pegasus or its Affiliates or is in combination, cooperation, affiliation, partnership, or joint venture with an entity that competes with Pegasus or its Affiliates. A current listing of such Pegasus Competitors is identified in Schedule 1.37.

     1.38  Pegasus Software.
           ----------------

     (i) NeuSIGHT(R) Software; (ii) Neugents Software included with NeuSIGHT(R) Software; (iii) other software separately developed or obtained by Pegasus; and
(iv) any replacements, alternatives or supplements to the foregoing.

     1.39  Person.
           ------

     Any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

     1.40  Release Date.
           ------------

     The date by which Pegasus has irrevocably paid a total of Five Million Dollars ($5,000,000.00 USD) (exclusive of royalty payments hereunder) to Pavilion hereunder.

     1.41  Representative.
           --------------

     A third party to whom Pavilion grants the right to market and/or distribute the Pavilion Software. Representatives authorized to distribute the Pavilion Software in the Field of Use as of the Closing Date as identified in Schedule 1.41.

     1.42  Required Consents.
           -----------------

     As set forth on Schedule 1.42, all approvals and consents required under Pavilion Contracts or otherwise for: (i) Pavilion to transfer the Assets and the Segment to Pegasus as provided in this Agreement; (ii) Pegasus to conduct the Segment and to own the Assets at the places and in the manner in which the Segment's business is conducted as of the date of this Agreement and on the Closing Date; and (iii) Pegasus to assume and perform the Pavilion Contracts.

     1.43  Royalty Period.
           --------------

     The earlier to occur of: (i) fifty-one (51) consecutive calendar months following the Closing Date; or (ii) the payment of all of the royalties as contemplated pursuant to Schedule 3.5 hereof.

     1.44  Segment.
           -------

     That segment of Pavilion's advanced process control business unit concerning process optimization for the Individual Utility Boilers and Accompanying Steam Turbines, Individual Utility Gas Turbines and Accompanying Gas Turbine Generators (and the balance of plant equipment necessary for the operation of such boiler or turbine) within the electric utility industry.

     1.45  Segment Employees.
           -----------------

     Those employees specified in Schedule 1.45.

     1.46  Services Agreement.
           ------------------

     The written agreement attached hereto as Exhibit 1.46 under which Pavilion may provide Maintenance Services and Consulting Services to an End User as a subcontractor to Pegasus.

     1.47  Updates.
           -------

     Any and all updates, enhancements, modifications, replacements, and revisions of the Pavilion Software developed by or for Pavilion that Pavilion makes commercially available to its customers as part of its standard maintenance services program.

     1.48  Utility.
           -------

     Any regulated or non-regulated entity (depending on the industry structure) that owns, operates and maintains power generation plants and has as its primary business the providing of electric energy to end use customers, but is not owned by a publicly or privately held industrial entity. For avoidance of doubt, a Utility does include the Tennessee Valley Authority, but does not include any other federal power marketing agencies.

1.49    Other Definitions.
        ------------------

The following terms are defined in the Sections indicated:
=========================================================================
                       Defined Term                             Section
-------------------------------------------------------------------------
Agreement                                                    Preamble
-------------------------------------------------------------------------
AlWare                                                       1.26
-------------------------------------------------------------------------
Allowed Licenses                                             5.7.1
-------------------------------------------------------------------------
As Documented Warranty                                       11.8.1
-------------------------------------------------------------------------
As Documented Warranty Period                                11.8.1
-------------------------------------------------------------------------
Assumed Liabilities                                          4.1
-------------------------------------------------------------------------
Authorization Code                                           7.1
-------------------------------------------------------------------------
Base Price                                                   3.1
-------------------------------------------------------------------------
CA                                                           1.26
-------------------------------------------------------------------------
Change of Control                                            15.5
-------------------------------------------------------------------------
Confidential Information                                     19.2.1
-------------------------------------------------------------------------
Cure Period                                                  15.3.1
-------------------------------------------------------------------------
Damages                                                      16.1
-------------------------------------------------------------------------
Derivative Work                                              19.1
-------------------------------------------------------------------------
Disclosing Party                                             19.2.2
-------------------------------------------------------------------------
Dispute                                                      17.1
-------------------------------------------------------------------------
Dispute Adjustment Amount                                    3.3.3
-------------------------------------------------------------------------
Escrow Agreement                                             8.3
-------------------------------------------------------------------------
Final Adjustments Report                                     3.3.2
-------------------------------------------------------------------------
Indemnitee                                                   16.5
-------------------------------------------------------------------------
Indemnitor                                                   16.5
-------------------------------------------------------------------------
Indemnity Claim                                              16.5
-------------------------------------------------------------------------
                       Defined Term                             Section
-------------------------------------------------------------------------
Infringement                                                 16.1
-------------------------------------------------------------------------
Infringement Notice                                          6.2.1
-------------------------------------------------------------------------
Interest Due Date                                            20.17
-------------------------------------------------------------------------
KFx                                                          Preamble
-------------------------------------------------------------------------
KFx Parties                                                  Preamble
-------------------------------------------------------------------------
Material Adverse Effect                                      11.3
-------------------------------------------------------------------------
Party/Parties                                                Preamble
-------------------------------------------------------------------------
Patent License Term                                          15.2
-------------------------------------------------------------------------
Pavilion                                                     Preamble
-------------------------------------------------------------------------
Pavilion Indemnified Persons                                 16.1
-------------------------------------------------------------------------
Pavilion Products                                            12.5
-------------------------------------------------------------------------
Pegasus                                                      Preamble
-------------------------------------------------------------------------
Pegasus Indemnified Persons                                  16.1
-------------------------------------------------------------------------
PTL                                                          1.28
-------------------------------------------------------------------------
Prime Rate                                                   20.17
-------------------------------------------------------------------------
Receiving Party                                              19.2.2
-------------------------------------------------------------------------
Renewal Period                                               8.2.2
-------------------------------------------------------------------------
Representative Agreements                                    11.1
-------------------------------------------------------------------------
Software and Technology Licensed Rights                      5.1
-------------------------------------------------------------------------
Taxes                                                        3.1
=========================================================================

=========================================================================
Technology                                                   1.35
-------------------------------------------------------------------------
Term                                                         15.1
-------------------------------------------------------------------------
Undisputed Adjustment Amount                                 3.3.3
-------------------------------------------------------------------------

=========================================================================


SECTION 2.  GRANT OF LICENSES AND SALE OF RELATED ASSETS
--------------------------------------------------------

     2.1  Purchase and Sale of Assets; Grant of Licenses.
          -----------------------------------------------

     Subject to the terms and conditions set forth in this Agreement, at the
Closing: (i) Pavilion shall sell, assign, transfer and deliver to Pegasus, and Pegasus will purchase from Pavilion, free and clear of all Encumbrances all of Pavilion's rights, title and interest in, to and under the Assets; and (ii) Pavilion shall grant to Pegasus licenses to the Pavilion Patents and the Pavilion Software as more specifically set forth herein.

SECTION 3. CONSIDERATION

     3.1  Base Price.
          -----------

     As partial consideration for the Assets, the licenses granted hereunder, and the covenants of Pavilion contained herein, Pegasus will pay to Pavilion Nine Million Five Hundred Thousand and 00/100 Dollars ($9,500,000.00 USD) (the "Base Price"), payable in installments as set forth in this Section 3.1, subject to adjustment as provided in Sections 3.2 and 3.3, and Pegasus will assume certain obligations of Pavilion as provided in Section 4. All payments made hereunder are non-refundable and irrevocable.

          3.1.1 At Closing, the sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00 USD) in cash;

          3.1.2 On or before September 30, 2001, the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00 USD) in cash;

          3.1.3 On or before November 30, 2001, the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00 USD) in cash;

          3.1.4 On or before December 31, 2001, the sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00 USD) in cash;

          3.1.5 On or before July 31, 2002, the sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00 USD) in cash; and

          3.1.6 On or before July 31, 2003, the sum of Two Million and 00/100 Dollars ($2,000,000.00 USD) in cash.

     3.2  Adjustments to Base Price.
          -------------------------

     The initial payment of the Base Price at the Closing will be adjusted as follows:

          3.2.1 Adjustments on a pro rata basis as of the Closing Date will be made for all prepaid expenses (to the extent such prepayments may accrue to Pegasus' benefit), prepaid income and accounts receivable, as more specifically set forth in Schedule 3.2, and to reflect the principle that all expenses and income attributable to the Segment for the period prior to the Closing Date are for the account of Pavilion, and all expenses and income attributable to the Segment for the period on and after the Closing Date are for the account of Pegasus.

          3.2.2 All advance payments to, or funds of third parties on deposit with, Pavilion as of the Closing Date, as more specifically set forth in
Schedule 3.2, relating to the Segment will be retained by Pavilion and will reduce the Base Price accordingly.

          3.2.3 All deposits relating to the Segment that are held by third parties as of the Closing Date, as more specifically set forth in Schedule 3.2, for the account of Pavilion or as security for Pavilion's performance of its obligations will be credited to the account of Pavilion in their full amounts to increase the Base Price and will become the property of Pegasus.

     3.3  Determination of Adjustments.
          ----------------------------

     Preliminary and final adjustments to the Base Price will be determined as follows:

          3.3.1 Attached hereto as Schedule 3.2 is a Preliminary Adjustments Report, delivered by Pavilion to Pegasus certified as to completeness and accuracy by an officer of Pavilion, showing in detail the preliminary determination of the adjustments referred to in Section 3.2, which are calculated as of the Closing Date (or as of any other date agreed to by the parties), together with all documents substantiating the adjustments proposed in the Preliminary Adjustments Report. The Preliminary Adjustments Report includes a schedule setting forth advance payments and deposits made to or by Pavilion, as well as accounts receivable information relating to the Segment (showing sums due and their respective aging as of the Closing Date). The net adjustment shown in the Preliminary Adjustments Report will be reflected as an adjustment to the portion of the Base Price payable at the Closing.

          3.3.2 Within fifteen (15) Business Days after the Closing, Pavilion will deliver to Pegasus a report (the "Final Adjustments Report"), showing in detail the final determination of all adjustments which were not calculated as of the Closing Date and containing any corrections to the Preliminary Adjustments Report, together with any documents substantiating the adjustments proposed in the Final Adjustments Report.

          3.3.3 Within fifteen (15) Business Days after receipt of the Final Adjustments Report, Pegasus will give Pavilion written notice of Pegasus' objections, if any, to the Final Adjustments Report. If Pegasus makes any such objection, the parties will agree on the amount, if any, which is not in dispute within thirty (30) days after Pavilion's receipt of Pegasus' notice of objections to the Final Adjustments Report. Any undisputed amount will serve as a post-Closing adjustment to the first installment of the Base Price payable under Section 3.1.1 (the "Undisputed Adjustment Amount"). The Undisputed Adjustment Amount will be paid by Pegasus to Pavilion, or paid by Pavilion to Pegasus, whichever the case may be, the later of forty-five (45) days after the Closing Date or within three (3) Business Days after agreement on the Undisputed Adjustment Amount. Resolution of any disputed amounts will be determined within sixty (60) days after the Closing Date by the Chicago office accounting firm of Arthur Andersen, whose determination will be conclusive. Pavilion and Pegasus will bear the fees and expenses payable to such firm in connection with such determination in reverse proportion to the manner in which the disputed amounts are allocated by the accountants. The payment required after determination of all disputed amounts (the "Dispute Adjustment Amount") will be made by the responsible Party by wire transfer of immediately available funds to the other Party within three (3) Business Days after Arthur Andersen's final determination.

     3.4  Allocation of Consideration.
          ---------------------------

     Pegasus and Pavilion will use their best efforts to agree on an allocation of the Base Price (excluding transaction costs incurred by each of them) within forty-five (45) days after the Closing. Upon such agreement, each of Pegasus and Pavilion covenant to complete Form 8594, Asset Acquisition Statement of Allocation, consistent with such mutually agreed allocation and each will file a copy of such form with its federal income tax return for the applicable tax year, and will file all returns and reports with respect to the transactions contemplated by this Agreement, including all federal, state and local tax returns, on the basis of such allocation. Pegasus and Pavilion further agree and covenant not to take any position inconsistent with such mutually agreed allocation for any tax purpose. If, after good-faith efforts, Pegasus and Pavilion are unable to agree upon an allocation within sixty (60) days after the Closing, then each Party will be free to report its own position to the Internal Revenue Service and other taxing authorities. Each of Pegasus and Pavilion shall provide the other Party with such information as may reasonably be requested by such other Party in connection with the preparation of any tax return, tax audit or tax judicial proceeding that relates to the Segment.

     3.5  Royalties Due Under This Agreement.
          ----------------------------------

     As further consideration for the licenses granted hereunder, during the Royalty Period, Pegasus shall pay Pavilion royalties of up to Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00 USD) per the attached
Schedule 3.5.

     3.6  Fees For Consulting Services and Maintenance Services.
          -----------------------------------------------------

     For the Consulting Services provided by Pavilion to End Users under the Services Agreement (as a subcontractor to Pegasus), Pegasus shall pay to Pavilion the fees set forth in the Services Agreement. For avoidance of doubt, so long as Pegasus and KFx are not in breach of this Agreement, and (if after the Royalty Period) Pegasus has elected to receive Maintenance Services under
Section 8.2, no personnel time fees in addition to the Maintenance Service Fees specified in Section 8.2 shall be due to Pavilion for Maintenance Services provided by Pavilion to End Users under the Services Agreement. Payments for Level 1 Maintenance Services and Level 2 Maintenance Services provided by Pavilion to Pegasus are as set forth in Section 8.2 below.

     3.7  Records.
          -------

     During the Term of this Agreement and for a period of at least three (3) years thereafter, Pegasus will maintain complete and accurate financial and other records to allow verification of all royalties payable pursuant to this Agreement. In addition, Pegasus shall keep at is principal place of business complete and accurate copies of all End User Evaluation License Agreements, End User License Agreements, and End User Consulting Agreements entered into by Pegasus for at least four (4) years after the expiration or termination of such agreements.

     3.8  Royalty Reports.
          ---------------

     Pegasus agrees during the term of the Royalty Period to submit written reports to Pavilion within thirty (30) calendar days after the end of each calendar quarter, stating in each such report: (i) the number of Unit Copies of each category of Pavilion Software and Pegasus Software licensed, distributed, or otherwise conveyed by or for Pegasus during the previous calendar quarter (each category corresponding to a subsection of Schedule 3.5.); (ii) the amount of royalties due on each category of Pavilion Software and Pegasus Software; and
(iii) the aggregate amount of royalties due. The obligation to make royalty reports under this Agreement shall begin with the first complete calendar quarter in which royalties accrue hereunder, and shall continue for each consecutive calendar quarter thereafter throughout the Royalty Period.

     3.9  Audit.
          -----

     Pavilion shall have the right, no more than once per calendar quarter and with at least five (5) Business Days prior notice to audit Pegasus during its normal business hours solely for the purpose of verifying compliance with this Agreement. During audits, Pavilion agrees that any statements or audit results furnished or otherwise made available to or obtained by Pavilion pursuant to this section shall be subject to equivalent confidentiality restrictions as set forth in Section 20. Pavilion shall bear its own costs associated with such audits, except that if any such audit establishes underpayment greater than five percent (5%) of the royalties due, Pegasus shall reimburse Pavilion for the cost of the audits; provided, however, such reimbursement shall not exceed the amount of the underpayment; unless, however, the underpayment is subject to a good-faith dispute between the Parties with respect to royalties. Underpayments and reimbursement of all of Pavilion's reasonable expenses associated with the audit, shall be payable within twenty (20) Business Days from the presentation of the audit results.

     3.10 Taxes.
          -----

     Except for income taxes levied on Pavilion's net income, Pegasus shall pay or reimburse Pavilion (if Pavilion has paid) for all national, federal, provincial, state, local or other taxes and assessments of any jurisdiction, including sales or use taxes, data processing taxes, royalty taxes, property taxes, international withholding taxes (including those in lieu of income taxes), customs or other import or export taxes, value added taxes and amounts levied in lieu thereof (collectively, "Taxes"), based on charges set, services performed, or to be performed, or payments made or to be made in connection with negotiating this Agreement and consummating the transactions contemplated herein. Reimbursement of such amounts shall be payable within thirty (30) calendar days of Pegasus' receipt of a written request for reimbursement accompanied with appropriate documents reasonably evidencing the Taxes and its payment by Pavilion. Pegasus shall not be entitled to deduct the amount of any such Taxes from any payments made to Pavilion under this Agreement. In the event Pegasus must withhold tax from any amounts paid to Pavilion hereunder, Pegasus shall gross up payments to Pavilion to ensure that the full amounts due to Pavilion are received hereunder.

     3.11 Remittances.
          -----------

     Each payment to Pavilion hereunder shall be made by wire transfer to:
     Silicon Valley Bank
     Transit No. 121140399
     Swift Code: svbku6s
     For credit to Pavilion account No. 3300134054

     or as otherwise instructed by Pavilion through written notice to Pegasus.

SECTION 4. ASSUMED LIABILITIES AND EXCLUDED LIABILITIES

     4.1  Assignment and Assumption.
          -------------------------

     At the Closing, Pavilion will assign, and Pegasus will assume and perform pursuant to an Assignment and Assumption Agreement, attached hereto as Exhibit 4.1, all of those liabilities and obligations of Pavilion, as more specifically set forth in Schedule 4.1 (collectively, the "Assumed Liabilities").

     4.2  Excluded Liabilities.
          --------------------

     Pegasus will not be deemed to assume or have any responsibility for any liabilities or obligations:

          4.2.1 Arising out of a claim of any third party relating to the Segment, the Pavilion Software, the Pavilion Technology or the Pavilion Patents, arising out of or relating to events occurring prior to the Closing Date;

          4.2.2 Arising out of a claim by governmental or regulatory bodies that Pavilion has failed to fulfill Pavilion's regulatory obligations under applicable statutes, regulations, directives and orders with respect to the Pavilion Software; or

          4.2.3  Any other liabilities or obligations not otherwise set forth in
Schedule 4.1.

SECTION 5. GRANT OF LICENSES

     5.1  Software & Technology License from Pavilion.
          -------------------------------------------

     Subject to the terms and conditions of this Agreement, Pavilion hereby grants to Pegasus, and Pegasus hereby accepts, an exclusive, even as to Pavilion (except as provided in Section 5.7.1 and 5.7.4), royalty-bearing, revocable (as provided in Section 15), transferable (except as provided in Section 20.1.2), worldwide license under the Pavilion Software and the Pavilion Technology to do the following (collectively, the "Software and Technology Licensed Rights"), solely within the Field of Use during the Term of this Agreement:

          5.1.1 Operate the Pavilion Software (either stand alone or as incorporated with or bundled into Pegasus Software) and use the Pavilion Technology within Pegasus facilities as reasonably necessary for the purpose of providing Level 1 Maintenance Services and Consulting Services to End Users;

          5.1.2 Distribute and license copies of the Pavilion Software (either stand alone or as incorporated with or bundled into Pegasus Software) to prospective End Users for evaluation purposes, provided that the prospective End
                                               --------
User (in respect of the Pavilion Software or that portion of the Pavilion Software bundled into the Pegasus Software) has executed an End User Evaluation License Agreement with Pegasus, and the rights and limitations of the prospective End User shall be solely as set forth in the End User Evaluation License Agreement;

          5.1.3 Operate and display the Pavilion Software (either stand alone or as incorporated with or bundled into Pegasus Software) and use the Pavilion Technology for the purpose of marketing, promoting and demonstrating the Pavilion Software to End Users and prospective End Users;

          5.1.4 Reproduce the Pavilion Software as reasonably necessary to effectuate the Software and Technology Licensed Rights granted under Sections 5.1.1, 5.1.2 and 5.1.3;

          5.1.5 Grant sublicenses (directly or through pre-approved third party resellers meeting the requirements of Section 5.3) of the Pavilion Software (either stand alone or as incorporated with or bundled into Pegasus Software) to End Users, provided that the End User executes an End User License
                        --------
Agreement with Pegasus, and the rights and limitations of the End User (in respect of the Pavilion Software or that portion of the Pavilion Software bundled into the Pegasus Software) shall be solely as set forth in the End User License Agreement; and

          5.1.6 Use and display the Pavilion Marks subject to the restrictions as set forth in Section 5.4 below, for the purpose of marketing and advertising the Pavilion Software to End Users and prospective End Users.

          5.1.7 Upon Pegasus' irrevocable payment of $9,500,000.00 USD to Pavilion and (i) the expiration of the Royalty Period; or (ii) Pegasus' payment of $5,500,000.00 USD in royalties to Pavilion hereunder, whichever occurs first, Pegasus shall thereafter have a perpetual, revocable, exclusive (even as to Pavilion), worldwide license under the Pavilion Software and the Pavilion Technology to exercise any and all of the Software and Technology Licensed Rights granted hereunder to End Users in the Field of Use, at which point the Software and Technology Licensed Rights shall be fully paid up.

     5.2  Patent License from Pavilion.
          ----------------------------

     Subject to the terms and conditions of this Agreement, including but not limited to Section 9.1 below, Pavilion hereby grants to Pegasus, and Pegasus hereby accepts, an exclusive, even as to Pavilion (subject to Section 5.7.1, and 5.7.4), royalty-bearing (as provided in Section 3.5), non-transferable, revocable (as provided in Section 15), license under the Pavilion Patents in all countries in the world in which a Pavilion Patent may apply, without the right to sublicense, solely within the Field of Use during the Patent License Term (as defined in Section 15.2), to (i) make, have made, and use Pegasus Software, and
(ii) license, distribute, and import Pegasus Software to End Users. Upon Pegasus' irrevocable payments to Pavilion as described in Section 5.1.7, and the expiration of the Royalty Period, the patent license under the Pavilion Patents shall be deemed fully paid up, transferable, exclusive, even as to Pavilion, in all countries of the world in which a Pavilion Patent may apply, without the right to sublicense, and solely within the Field of Use. The foregoing Patent License granted shall not extend to software developed by a third party and licensed, distributed or imported by Pegasus to End Users (or back to such third party) for the benefit of such third party (except payment of royalties from Pegasus to such third party).

     5.3  Third Party Resellers.
          ---------------------

     Schedule 5.3, attached hereto, sets forth the identity of approved: (a) existing third party resellers; and (b) potential third party resellers (who, by their inclusion in Schedule 5.3, are deemed to be approved for a period of 90 days from Closing; however, if such potential third party resellers do not enter into a reseller agreement prior to the end of the 90 day period, they shall no longer be deemed to be approved). Within the Field of Use, Pegasus may engage those approved third parties and additional third parties to assist Pegasus in distributing the Pavilion Software to prospective End Users and in marketing and licensing the Pavilion Software to End Users provided that: (i) with respect to
                                             --------
additional third parties, each such additional third party has been pre-approved in writing by Pavilion, which approval may not be unreasonably withheld; (ii) such third party has agreed in writing to comply with the restrictions imposed on Pegasus by this Agreement, including but not limited to the confidentiality and assignment provisions of Section 19; and (iii) such third party is not a Pavilion Competitor. With respect to the approval of new third party resellers, Pavilion will respond within fifteen (15) Business Days of receipt of such third party reseller's identity, and its failure to respond will be deemed approval.

     5.4  Pavilion Marks.
          --------------

          5.4.1 Use of Pavilion Marks. Pegasus agrees that it will use the Pavilion Marks when referring to the Pavilion Software, and that such references will be in accordance with the terms and conditions of this Agreement and will conform substantially with reasonable guidelines concerning Pavilion's trademark usage policies as communicated to Pegasus in writing from time to time. Pegasus shall not use the Pavilion Marks to refer any product other than the Pavilion Software. Pegasus will supply Pavilion, for Pavilion's prior written approval (which shall not unreasonably be withheld), representative specimens of marketing materials, advertisements, and other promotional materials bearing a Pavilion Mark at least ten (10) Business Days prior to use of such materials. Pavilion will respond within five (5) Business Days of receipt of such material, and its failure to respond will be deemed approval. Pegasus will cooperate fully with Pavilion to facilitate periodic review of Pegasus' use of the Pavilion Marks and of Pegasus' compliance with this Section 5.4.

          5.4.2 Attribution. Pegasus will use the Pavilion Marks with a "TM" (or in the event that Pavilion obtains registration and so notifies Pegasus of the registration, with a "(R)") as specified in the Schedule 1.32. On each marketing material, advertisement, or other promotional material bearing or using a Pavilion Mark, Pegasus will include the following legend appearing on the document or item: "[Pavilion Mark] is a trademark of Pavilion Technologies, Inc."; or if the mark is registered: "[Pavilion Mark] is a registered trademark of Pavilion Technologies, Inc.".

          5.4.3 Cooperation. Except as expressly set forth in Subsection 5.1.6 and subject to this Section 5.4, no right, title or interest in or to the Pavilion Marks or any other Pavilion trademarks, trade names, slogans, labels, and designs, nor the goodwill connected thereto, is conveyed to Pegasus by this Agreement. All past, present, and future use by Pegasus of the Pavilion Marks shall inure solely to the benefit of Pavilion. Pegasus acknowledges the goodwill associated with the Pavilion Marks and the value of that goodwill to the relevant consumers and the consuming public. Pegasus agrees that it is critical that such goodwill be protected and enhanced and, toward this end, Pegasus shall not during the Patent License Term, or thereafter: (i) represent that Pegasus has ownership in any Pavilion Mark or registration thereof; (ii) attack the title or any rights of Pavilion in or to any Pavilion Mark; (iii) apply to register or maintain any application or registration of any Pavilion Mark, or any other mark confusingly similar thereto (except at the request of Pavilion), in any jurisdiction, domestic or foreign; (iv) use any variant form of the Pavilion Marks, not specifically approved by Pavilion; or (v) take action that would tend to materially destroy or diminish the goodwill in the Pavilion Marks. Pavilion may take whatever action it deems appropriate with respect to registration of the Pavilion Marks, and Pegasus will cooperate with any reasonable request of Pavilion to execute any documents related to registration by Pavilion of the Pavilion Marks, and registered user applications or documents relating to recordation of this Agreement where required by local law or practice.

     5.5  License Restrictions.
          --------------------

     Except as provided in the escrow provisions of Section 8.3, Pegasus shall not derive or attempt to derive the source code or structure of all or any portion of the Pavilion Software by reverse engineering, disassembly, decompilation or any other means, and shall not knowingly permit others to do so and shall undertake its best efforts to ensure compliance by Pegasus and all its employees, officers, directors, Affiliates, Third Party Resellers, agents and end users with this Section 5.5. Except as specifically authorized in the escrow provisions of Section 8.3, Pegasus shall not modify, translate, patch, alter or otherwise change the object or source code of the Pavilion Software or any part thereof or create any Derivative Work (defined below) of the Pavilion Software or any part thereof, and shall not permit others to do so. Except as specifically authorized in Sections 5.1 and 5.3 above, or as may be consented to in writing by Pavilion (which consent shall not be unreasonably withheld), Pegasus shall not sublicense, give, sell, rent, lease, pledge, encumber, hypothecate, publish or assign any portion of the Pavilion Software or other rights to any third party, including but not limited to Pegasus' subsidiaries and Affiliates. Pegasus shall not use, copy, distribute, or allow any third party to use, copy, or distribute the Pavilion Software (electronically or otherwise), or any copy, adaptation, transcription, or merged portion thereof, except as permitted under Sections 5.1 and 5.3 or with the express written authorization of Pavilion. Except for those rights and licenses set forth in Section 5, no other rights or licenses to Pavilion intellectual property or technology, whether implied, by estoppel or otherwise, are granted, intended or conveyed herein. Pavilion reserves all rights not expressly granted in Section 5. In the event that Pegasus desires to sublicense the Pavilion Software to End Users via an Application Service Provider (ASP) arrangement, the Parties shall meet to discuss the situation and any security requirements and other issues relating to the Pavilion Software that are applicable to such offering.

     5.6  Unlicensed Program Code.
          -----------------------

     For Pavilion's administrative convenience, the materials on which Pavilion provides the Pavilion Software to Pegasus may include additional program code that is not Pavilion Software. Except to the extent portions of such program code must be called on or operated solely for the Pavilion Software to operate within the licensed scope within the Field of Use, Pegasus does not receive any licenses hereunder with respect to such additional program code, and shall not use such additional program code in any manner and will not knowingly permit others to do so and will utilize commercially reasonable efforts (which shall be no less restrictive than the confidentiality obligations contained in Section 19 of this Agreement) to restrict such use by others.

     5.7  Existing Rights and Licenses Granted by Pavilion.
          ------------------------------------------------

          5.7.1 Allowed Licenses. To Pavilion's Knowledge, Schedule 5.7 attached hereto sets forth, as of the Closing Date: (a) all Pavilion customers granted a license to use the Pavilion Software within the Field of Use and the right to receive Maintenance Services and Consulting Services in connection with such Pavilion Software; (b) all of its Representatives with the right and license to use, market, distribute and/or license Pavilion Software within the Field of Use, and to provide Maintenance Services and Consulting Services in connection with such Pavilion Software; and (c) all third parties with rights under certain Pavilion Patents within the Field of Use. Notwithstanding the exclusive rights and licenses granted to Pegasus hereunder, and subject to
Section 5.7.3 below, Pavilion reserves the right to maintain the previously granted rights and licenses to the parties identified in Schedule 5.7 (collectively, the "Allowed Licenses"), and to provide such Pavilion customers, Representatives, and third parties with Maintenance Services and Consulting Services.

          5.7.2 No Other Licenses/Covenant Not to Compete. In furtherance of the exclusive rights and licenses granted to Pegasus hereunder, Pavilion agrees that during the term of the Pavilion Software licenses granted under Section 5.1, Pavilion, for itself, its successors and assigns, covenants that it shall not hereafter, directly or indirectly through third parties or affiliates, without Pegasus' prior written consent: (a) grant to any third party the right to market, distribute or license the Pavilion Software within the Field of Use, or the right to provide Maintenance Services or Consulting Services in connection with the Pavilion Software within the Field of Use; (b) renew or, within the Field of Use, expand the scope of (unless obligated by contract or law to do so, and then with thirty (30) calendar days prior written notice to Pegasus) the existing agreements with the Representatives, disclosed in Schedule 5.7, to the extent such agreements permit the Representative to market, distribute or license the Pavilion Software within the Field of Use, or to provide Maintenance Services or Consulting Services in connection with the Pavilion Software within the Field of Use; (c) grant to any third party the right to use the Pavilion Software in the Field of Use or to receive Maintenance Services or Consulting Services in connection with the Pavilion Software within the Field of Use; (d) grant to any third party a license under Pavilion Patents to make, use, license, sell or import Pavilion Software within the Field of Use; or (e) except for its reservation of rights set forth in Sections 5.7.1 and 5.7.4, engage in any conduct or activity within the Field of Use, which in any way competes with Pegasus therein, or has the effect which is deemed to be competitive with Pegasus therein.

          5.7.3 Transition. With respect to agreements between Pavilion and a Representative as set forth in Schedule 1.41, Pavilion shall use commercially reasonable efforts to assign or cause to be assigned to Pegasus, as soon as reasonably possible, those portions of such agreements related to the Pavilion Software within the Field of Use. If Pavilion cannot immediately assign any or all of such portions to Pegasus, until such time as it can, or, if by the terms of those agreements they are not assignable, Pavilion shall: (i) assign to Pegasus, the portion of the revenues related to the Pavilion Software within the Field of Use accruing after the Closing Date and received by Pavilion related to the liabilities and duties assumed by Pegasus hereunder; (ii) delegate its duties under such portions to Pegasus, to the extent allowable, with a concurrent assumption of related liabilities by Pegasus; and (iii) to the extent it will not cause Pavilion to breach the terms of any such agreement, covenant not to take any action with respect to its duties or rights arising under those portions without the prior approval of Pegasus. For each Pavilion customer receiving Maintenance Services and Consulting Services within the Field of Use under an agreement with Pavilion as of the Closing Date as set forth in Schedule 1.31, Pavilion will cooperate with Pegasus in contacting such customer and Pavilion will use commercially reasonable efforts to obtain such customer's consent to allow Pegasus to provide such Maintenance Services and Consulting Services within the Field of Use following the expiration of such customer's existing services agreement with Pavilion. The Parties acknowledge and agree that Pavilion's agreements with E. I. DuPont de Nemours and Company are not assignable and will not be transitioned under this Agreement.

          5.7.4 Limitation. Notwithstanding anything to the contrary herein, Pavilion and its Affiliates retain the right for themselves, their successors and assigns, to develop, market, promote, distribute, license, enforce, and otherwise exploit the Pavilion Marks, Pavilion Software and Pavilion Patents outside the Field of Use in any manner whatsoever, and to provide Maintenance Services and Consulting Services in connection with the Pavilion Software to any entity outside the Field of Use or which may operate outside the Field of Use. During the term of the Royalty Period, Pavilion covenants not to take actions which would have the effect of materially diminishing the goodwill associated with the Pavilion Marks, Pavilion Software and Pavilion Patents.

     5.8  Office Space During Transition.
          ------------------------------

     Pavilion shall, upon Pegasus' reasonable written request, provide to Pegasus at no additional charge for up to one (1) year after the Closing Date, for the initial Segment Employees that accept employment with Pegasus, office space at Pavilion's headquarters in Austin, Texas (but not related equipment after the initial period of sixty (60) days) as designated by Pavilion and reasonably necessary for the initial Segment Employees who accept employment with Pegasus to perform under this Agreement. In no event shall the Segment Employees have access to Pavilion's computer network or other secure areas of Pavilion's facilities. The Pavilion space provided to Pegasus (i) shall be subject to standard Pavilion facilities management policies; and (ii) shall be consistent with the space occupied by the Segment Employees on the Closing Date. If Pegasus requires additional space at a Pavilion site, Pavilion and Pegasus shall meet to discuss the needs of Pegasus and the terms and conditions related thereto. While at Pavilion's site, Pegasus's personnel, agents, and subcontractors shall comply with reasonable requests, standard rules, and regulations of Pavilion regarding personal and professional conduct generally applicable to the Pavilion site, and shall otherwise conduct themselves in a businesslike manner. Pegasus or its personnel, agents or subcontractors shall not commit or permit waste or damage to the Pavilion site (normal wear and tear excluded), nor use such facilities for any unlawful purpose or act. Without Pavilion's prior written approval, Pegasus shall not make any structural, mechanical, or electrical alterations to the space provided that cannot be removed without permanently damaging the condition of such site. When any Pavilion facilities are no longer required by Pegasus, Pegasus will return such to Pavilion in like condition as accepted, normal wear and tear excepted.

SECTION 6. MAINTENANCE; ABATEMENT OF INFRINGEMENT.

     6.1  Prosecution and Maintenance.
          ---------------------------

     Pavilion shall have the right, but not the obligation, at Pavilion's expense, to file, prosecute, and maintain the Pavilion Patents during the term of the Pavilion Patents, and to file, prosecute, and maintain any and all copyright and trademark registrations for the Pavilion Software. In the event that Pavilion elects to finally abandon an issued Pavilion Patent, copyright or Pavilion Mark that is related to the Segment, Pavilion shall provide Pegasus with thirty (30) calendar days prior written notice thereof and Pegasus shall have the opportunity to take an assignment and pay all of the maintenance and associated fees to effect such assignment and to keep such assigned Pavilion Patent, copyright or Pavilion Mark in force. Effective as of any such assignment, Pegasus shall grant to Pavilion and its Affiliates and their respective customers a non-exclusive, perpetual, transferable, irrevocable, royalty-free, worldwide license under any such Pavilion Patent(s) Pavilion Marks, and copyrights that may be so assigned to make, use, sell, offer for sale, import or otherwise transfer any product and/or services. The provisions of this Section shall survive any expiration or termination of this Agreement.

     6.2  Abatement of Infringement.
          -------------------------

          6.2.1 Suit by Pavilion. Each Party shall inform the other promptly in writing of any infringement (the "Infringement Notice") of Pavilion intellectual property rights by a third party within the Field of Use of which a Party is aware and of any available evidence thereof. During the term of the Pavilion Patents licensed under this Agreement, Pavilion shall have the exclusive right (subject to the provisions of Section 6.2.2 hereof), but not the obligation, to prosecute all infringements of Pavilion intellectual property rights relating to the Pavilion Patents. Notwithstanding the foregoing, Pavilion may not license the Pavilion Patents or the Pavilion Software in the Field of Use in resolution of such infringement without the prior written consent of Pegasus and Pavilion may not enter into any settlement or otherwise make any statement that admits that any of the Pavilion Patents are invalid or unenforceable. In furtherance of such right, Pegasus hereby agrees that Pavilion may include Pegasus as a party plaintiff in any such suit, without expense to Pegasus; provided, however, Pegasus shall not be included as a party plaintiff or be required to assist in any infringement suit against Computer Associates International, Inc., or AIWare, Inc. without Pegasus' prior written consent. Pavilion shall notify Pegasus in writing at least ten (10) Business Days prior to bringing any suit for infringement. In any infringement suit which Pavilion may institute to enforce its intellectual property rights, Pegasus shall, at the request and expense of Pavilion, cooperate in all respects and to the extent possible have its employees testify when requested and make available relevant records, papers, information, samples, specimen, and the like. The total cost of any such infringement action commenced solely by Pavilion shall be borne by Pavilion and Pavilion shall keep any recovery or damages for past infringement derived therefrom. Except for Pavilion's obligations under Section 17, nothing contained in this Agreement shall be construed as imposing on Pavilion any obligation to defend any suit or action brought by a third party which challenges or concerns the validity of any of its intellectual property rights licensed under this Agreement.

          6.2.2 Suit by Pegasus. In the event of infringement of a Pavilion Patent within the Field of Use during the term of Pegasus' exclusive license with respect to that Pavilion Patent, or a Pavilion Software during the term of the Royalty Period, and Pavilion fails to exercise its rights under Section
6.2.1 to prosecute such infringement within six (6) months of the Infringement Notice, Pegasus shall have the right, but not the obligation, to prosecute such infringement at its own expense, using counsel of its choice; provided however,
                                                              -------- -------
that Pegasus may not license the Pavilion Patents or the Pavilion Software in the Field of Use in resolution of such infringement without the prior written consent of Pavilion, and Pegasus may not enter into any settlement or otherwise make any statement that admits that any of the Pavilion Patents are invalid or unenforceable. In furtherance of such right, Pavilion hereby agrees that Pegasus may include Pavilion as a party plaintiff in such suit if so required by the law of the forum, without expense to Pavilion. Pegasus shall notify Pavilion in writing at least ten (10) Business Days prior to bringing any suit for infringement as above provided. In any such infringement suit brought by Pegasus, Pavilion shall, at the request and expense of Pegasus, cooperate in all respects and to the extent possible have its employees testify when requested and make available relevant records, papers, information, samples, specimen, and the like. Pavilion has the right to be represented in any such suit brought by Pegasus under this
Section 6.2.2 by counsel of Pavilion's own selection, at Pavilion's expense. Other than the costs for Pavilion's own counsel as provided in the previous sentence, the total cost of any such infringement action brought by Pegasus shall be borne by Pegasus. Pegasus shall keep any recovery or damages for past infringement derived therefrom, provided that Pavilion is reimbursed for its
                                --------
reasonable costs and expenses associated with such action (including without limitation, attorney and expert fees).

SECTION 7. END USER LICENSES; MAINTENANCE SERVICES; CONSULTING SERVICES

     7.1  End User License Agreement.
          --------------------------

     Pegasus shall execute End User License Agreements directly with the End Users for the sublicensing of Pavilion Software by Pegasus as permitted in
Section 5.1.5 above and the providing of Maintenance Services for Pavilion Software as described in this Section 7. For an End User to receive a copy of Pavilion Software licensed under an End User License Agreement, Pegasus shall provide Pavilion with a written order for the Pavilion Software and a copy of
(i) the applicable purchase order or other purchase substantiation from the End User and (ii) the End User Evaluation License Agreement or the End User License Agreement, as applicable at the time. Upon receipt of the above document(s) from Pegasus, Pavilion shall promptly distribute a copy of the licensed Pavilion Software (including authorization code(s)) to Pegasus or the End User at the address contained in the order. Use of each copy of the Pavilion Software may require a unique authorization code ("Authorization Code") to enable it for use once installed. In such case, Pavilion will provide the Authorization Code to the End User along with shipment of each copy of the Pavilion Software. Pegasus shall promptly in all cases provide Pavilion with copies of all End User Evaluation License Agreements and End User License Agreements with End Users of Pavilion Software granted by Pegasus. Each order Pegasus provides to Pavilion hereunder for Pavilion Software shall be governed by the terms and conditions of this Agreement.

     7.2  Maintenance Services To Pegasus End Users.
          -----------------------------------------

     Pegasus shall be responsible for providing Maintenance Services to End Users either directly or through Pavilion, operating as a subcontractor to Pegasus. Pegasus shall provide Level 1 Maintenance Services to End Users, and shall provide such Level 1 Maintenance Services using only its employees or agents who are not a Pavilion Competitor and who have successfully completed at least one set of training sessions as described in Section 0. Pavilion will provide Level 2 Maintenance Services to End Users operating as a subcontractor to Pegasus in accordance with the terms and conditions of the Services Agreement. Pegasus shall not employ, use, or subcontract any third party to provide Maintenance Services who have not successfully completed at least one set of training sessions as described in
Section 8.5 and are approved in writing in advance by Pavilion. Pegasus agrees to adhere to reasonable written guidelines established from time to time by Pavilion in connection with the service levels, e.g., response times, to be provided for Level 1 Maintenance Services. If an End User encounters a problem in using the Pavilion Software that cannot be resolved through Level 1 Maintenance Services or that requires the distribution of Pavilion Software or any portion thereof, then Pegasus shall immediately report such problem to Pavilion in as much detail as is reasonably possible to allow Pavilion to reproduce the problem. Pavilion shall use reasonable efforts to provide a fix or otherwise resolve the problem for the End User by providing Level 2 Maintenance Services. For the avoidance of doubt, Level 1 Maintenance Services do not include the distribution of Pavilion Software or any portion thereof.

     7.3  Consulting Services To Pegasus End Users.
          ----------------------------------------

     At its election, Pegasus shall provide Consulting Services to End Users either directly or through Pavilion operating as a subcontractor to Pegasus. In providing Consulting Services directly to End Users, Pegasus shall use its employees or agents who are not a Pavilion Competitor and who have successfully completed at least one set of training sessions as described in Section 0. Pegasus shall not employ, use, or subcontract any third party to provide Consulting Services who have not successfully completed at least one set of training sessions as described in Section 8.5 and are approved in writing in advance by Pavilion. Prior to providing Consulting Services to an End User (either directly or through Pavilion operating as a subcontractor), Pegasus shall cause each End User to execute an End User Consulting Services Agreement. All Consulting Services provided by Pavilion to End Users operating as a subcontractor to Pegasus shall be governed by the terms and conditions of the Services Agreement. The description of Consulting Services to be provided by Pavilion as well as additional terms and conditions, if any, to specific End Users will be set forth in work assignments agreed to by the Parties under the Services Agreement.

SECTION 8. OTHER DUTIES OF PAVILION

     8.1  Delivery to Pegasus.
          -------------------

     Within three (3) days following the Closing Date, Pavilion will deliver to Pegasus two (2) copies of Pavilion Software (object code and Documentation) on magnetic media to serve as a master and a backup.

     8.2  Maintenance Services to Pegasus.
          -------------------------------

          8.2.1   During the Royalty Period.

     During the fifty-one (51) months of the Royalty Period, Pavilion shall provide Pegasus with Level 1 Maintenance Services and Level 2 Maintenance Services at no additional charge.

          8.2.2   After the Royalty Period.

     After the fifty-one (51) months of the Royalty Period, at Pegasus' election, and for so long as Pavilion offers Maintenance Services for the Pavilion Software, Pavilion's obligation to provide Maintenance Services as set forth herein shall be automatically renewed for successive twelve-month periods (with each twelve-month period referred to as a "Renewal Period") at the rate of Fifty Thousand Dollars ($50,000 USD) per Renewal Period, which amount shall be payable to Pavilion at the beginning of each such Renewal Period. Pavilion shall provide Pegasus with no less than sixty (60) calendar days written notice prior to the expiration of the Royalty Period, or if applicable, a Renewal Period, of its election to discontinue offering Maintenance Services. Pegasus shall provide Pavilion with no less than thirty (30) calendar days written notice prior to the expiration of the Royalty Period, or if applicable, a Renewal Period, if Pegasus elects to not engage Pavilion to render Maintenance Services. Unless mutually agreed upon in writing, neither Party may terminate the Maintenance Services during the Royalty Period or after commencement of a Renewal Period.

     8.3  Escrow Agreement.
          ----------------

     During the period that Maintenance Services to Pegasus pursuant to Section
8.2 is in effect, Pavilion shall maintain a full copy of the source code for the Pavilion Software, and all generally available subsequent versions thereof, in escrow for the benefit of Pegasus under the terms of Pavilion's escrow agreement (the "Escrow Agreement") with DSI Technology, a copy of which is attached as
Exhibit 8.3. Pavilion will enter into the Escrow Agreement within ten (10) Business Days of the Closing Date. The Parties agree to share the fees and expenses of the escrow agent under the Escrow Agreement in equal proportions. Pursuant to the terms of the Escrow Agreement, Pegasus shall have the right to retrieve and use the applicable portion of the escrowed source code in the event of an uncured default as follows: (a) Pavilion's material failure or inability to offer or perform Maintenance Services or (b) Pavilion's material failure or inability to provide in a timely manner distribution copies related to the escrowed portion of the Pavilion Software, and so long as (i) Pegasus has given Pavilion prior written notice of Pegasus' intent to retrieve and use the source code; and (ii) Pegasus gives Pavilion at least 30 days after receipt of such notice to offer Pegasus such Maintenance Services or provide distribution copies. Except for the foregoing, during the term of the Pavilion Software licenses, Pegasus shall not otherwise retrieve, compile or install the escrowed source code. Pegasus' use of the escrowed source code is restricted to perform Pavilion's obligations defaulted upon. Use of the copy for other modification or development of the Pavilion Software is strictly prohibited. Except to the extent necessary to provide Maintenance Services to existing End Users for their then current term of Maintenance Services as authorized under this Agreement, Pegasus shall immediately return the source code to Pavilion upon the first of the following to occur: (i) cancellation or termination of Pegasus' license to use the Pavilion Software; (ii) cancellation or termination of the Maintenance Services term by Pegasus; (iii) Pegasus' assignment of its rights or obligations under this Agreement without prior written consent; or (iv) upon the event of a Change of Control with a Pavilion Competitor concerning Pegasus (as defined in Section 15.5, below).

     8.4  Technology Plans; Marketing Assistance.
          --------------------------------------

     During the Royalty Period, Pavilion will provide Pegasus with information regarding Pavilion's technology plans as reasonably necessary for Pegasus to make promotional presentations to End Users and prospective End Users regarding the Pavilion Software and associated Maintenance Services and Consulting Services. As may be requested from time to time and as mutually agreed upon, Pavilion will provide Pegasus with the following marketing assistance: assist in the development of reasonable amounts of marketing materials targeted to prospective End Users within the Field of Use; in compliance with applicable anti-trust laws, provide Pegasus with non-confidential and non-privileged marketing and technical information offered by Pavilion's competitors within the Field of Use; co-author articles and other reports with Pegasus for publication in trade periodicals, Pegasus' magazine-style publication, and press releases; make a presentation concerning this Agreement annually at Pegasus-organized events (such as a user group meeting); and discuss this Agreement in a video to be prepared by Pegasus. Except as set forth in this Section 0, Pavilion shall have no obligation to provide Pegasus with any assistance in marketing the Pavilion Software, Maintenance Services or Consulting Services. If Pavilion identifies an opportunity in the area of Combined Unit System or Enterprise Optimization in the electric utility industry, Pavilion shall use commercially reasonable efforts to (i) refer Pegasus as a solutions provider for boiler optimization solutions within the Field of Use in those accounts that do not have such a solution, and (ii) designate Pegasus as Pavilion's preferred provider of boiler optimization services within the Field of Use (or such other utility-related services as the parties may mutually agree) related to those opportunities.

     8.5  Training Classes.
          ----------------

     Once each calendar year during the Royalty Period, Pavilion shall make available to a maximum of ten (10) Pegasus employees and/or agents as provided in Sections 7.2 and 7.3 of this Agreement, one training session consisting of the following classes at its Austin location or another United States location agreed by the Parties, at no additional personnel time charge:

---------------------------------------------------------------------------------
           Name of Class                    Audience                 Duration
---------------------------------------------------------------------------------
     Modeling Methodology 101         Application Engineers           3 days
---------------------------------------------------------------------------------
       Real-time Deployment
         Methodology 101              Application Engineers           1 day
---------------------------------------------------------------------------------
       Process Perfecter              Application Engineers           4 days
---------------------------------------------------------------------------------
     Power Perfecter Workshops        Application Engineers           1 day
---------------------------------------------------------------------------------

Upon Pegasus' written request, Pavilion will make these training classes available to additional Pegasus employees (and/or agents pursuant to Section 7.2 or 7.3) or on a more frequent basis at Pavilion's then current standard rates. If the training classes are conducted in Austin, Texas, training facilities and associated costs will be at Pavilion's expense, and travel, hotel, and other associated costs for Pegasus' personnel will be at Pegasus' expense. If the training classes are conducted outside of Austin, Texas, training facilities and associated costs, as well as travel, hotel, and other associated costs for Pegasus' personnel and Pavilion's personnel will be at Pegasus' expense. After the expiration of the Royalty Period, all training expenses requested by Pegasus shall be the responsibility of Pegasus at Pavilion's then current standard rates.

     8.6  Export Requirements.
          -------------------

     During the term of the Pavilion Software licenses granted hereunder, Pavilion agrees to submit application(s) to the applicable United States authorities in order to secure such export licenses and other regulatory approvals as may be lawfully required to export the Pavilion Software. Pegasus shall consult with Pavilion from time to time as to countries where it plans to export the Pavilion Software. Specific country approvals for countries to which Pavilion does not export its software programs shall be the responsibility of Pegasus.

     8.7  Financial Data.
          --------------

     With at least five (5) Business Days prior written notice, during Pavilion's normal business hours and subject to Pavilion's normal security guidelines, Pavilion shall make available necessary and applicable financial documents related to the Segment to persons employed by Pegasus' external public accounting firm (currently Price Waterhouse) for the purpose of a verifying financial matters provided by Pavilion solely as they relate to SEC filings that must be submitted by Pegasus or KFx.

SECTION 9. OTHER DUTIES OF PEGASUS

     9.1  Promotion Within the Field of Use.
          ---------------------------------

          9.1.1 Exclusivity. Pegasus shall use commercially reasonable efforts, at Pegasus' expense, to market and promote the Pavilion Software to its existing customers and to other prospective End Users within the Field of Use. During the Royalty Period, notwithstanding the licenses granted in Section 5.2 above, Pegasus agrees not to, and agrees not to enter into an agreement with a third party to, market, license, or otherwise offer to any third party any products, solutions, or services that compete with, replace or may be used in lieu of, the Pavilion Software, Maintenance Services, or Consulting Services in the Field of Use; provided however, that the foregoing restriction shall not apply to (i) Pegasus Software, or (ii) software developed by a third party (in whole or in part) if all Parties agree in writing that it is no longer commercially reasonable for Pegasus to promote the Pavilion Software within the Field of Use.

          9.1.2 Pricing. Pegasus may, in its sole discretion, determine its pricing terms, sales strategy and marketing plan for the Pavilion Software, Maintenance Services, and Consulting Services, and execute such strategy and plan as long as no term or condition of this Agreement is violated.

          9.1.3 Marketing. During the Royalty Period, Pegasus will comply with reasonable requests from Pavilion to provide marketing assistance, including, for example, co-authoring articles and other reports with Pavilion for publication in trade periodicals, Pavilion's magazine-style publication, and press releases; make a presentation concerning this Agreement annually at Pavilion-organized events (such as a user group meeting); discuss this Agreement in a video to be prepared by Pavilion; and assist Pavilion in the identification and penetration of new markets. No less than semi-annually during the Royalty Period, Pegasus will also provide Pavilion with information regarding any technology plans of Pegasus that relate to the Pavilion Software or related services in the Field of Use. Pegasus shall conduct its activities initially in coordination with the Pavilion's Chief Operating Officer - Advanced Process Control. In addition, Pegasus shall have the opportunity for one (1) of its employees to serve as a voting representative on Pavilion's technology advisory board, as it may be structured by Pavilion from time to time in its sole discretion, and Pavilion shall have the opportunity for one (1) of its employees to serve as a voting representative on Pegasus' technology advisory board, as it may be structured by Pegasus from time to time in its sole discretion. Each Party shall bear its own expenses related to the activities contemplated under this Section.

     9.2  Promotion Outside of the Field of Use.
          -------------------------------------

     During the Royalty Period, Pavilion shall be Pegasus' preferred provider of boiler optimization opportunities on boiler units outside of the Field of Use, and for Combined Unit System and Enterprise Optimization products. If Pegasus identifies an opportunity for boiler units outside of the Field of Use, or for Combined Unit System or Enterprise Optimization products, Pegasus will promptly notify Pavilion of such opportunity in writing and representatives of Pegasus and Pavilion shall promptly discuss terms and conditions related to such opportunity. Pegasus shall in good faith endeavor to identify at least one opportunity annually for Pavilion that is outside of the Field of Use, provided however, that the failure of Pegasus to provide notice shall not constitute a material breach of this Agreement unless Pegasus knowingly refers such opportunities to a third party without first providing the required notice with a reasonable opportunity to allow Pavilion to respond. If Pegasus and Pavilion agree that Pavilion does not have a commercially reasonable and timely solution to address the opportunity, then nothing in this Section 9.2 or elsewhere in the Agreement shall operate to prohibit or be construed as prohibiting Pegasus from referring the opportunity to a third party, acquiring an alternative solution, or providing the solution directly. Pegasus and Pavilion shall work together cooperatively to develop opportunities in utility power generation, transmission and distribution markets.

     9.3  Marketing and Financial Reports.
          -------------------------------

     During the term of the Royalty Period, Pegasus shall: (a) provide to Pavilion, in compliance with applicable antitrust laws, written quarterly reports consisting of non-confidential and non-privileged information offered by Pavilion's competitors related to competitive solutions, technology and activities in the Field of Use; (b) provide to Pavilion semi-annual reports of:
(i) the activities conducted by Pegasus related to this Agreement; (ii) the progress of opportunities under pursuit, including anticipated date of contract completion and on any requirements for Pavilion staff support in the subsequent quarter for sales calls, trade show participation, etc.; and (iii) any marketing collateral requirements; and (c) consistent with U.S.

Securities and Exchange Commission requirements for publicly traded companies, the following financial reports: (i) actual profit and loss statement, versus plan; (ii) profit and loss statement, forecast plan versus quarter; and (iii) actual balance sheet versus plan. The financial reports of Pegasus shall be certified by an authorized officer of Pegasus.

SECTION 10. EMPLOYMENT MATTERS

     10.1  Employment Opportunity.
           ----------------------

     Subject to Pavilion's prior written consent and approval in each case, Pegasus may issue contingent offer letters to each of the Segment Employees indicated in Schedule 1.48. Pavilion agrees to allow such Segment Employee to terminate their employment with Pavilion and Pavilion shall accept their resignations so that they may commence work for Pegasus. After such Segment Employee accepts or rejects a final offer, Pegasus and Pavilion shall thereafter be subject to the provisions of Section 10.3 related to such Segment Employee.

     10.2  Other Segment Employee Considerations.
           -------------------------------------

     Segment Employees who accept employment or engagement with Pegasus shall serve under the exclusive direction and control of Pegasus and shall not be deemed to be employees or agents of Pavilion. On the date of a Segment Employee's employment or engagement by and with Pegasus, Pegasus shall be responsible for the payment of all such Segment Employee's compensation incurred thereafter, including, wages, benefits, taxes, worker's compensation, disability, and other insurance and the withholding or deduction of such items to the extent required by applicable law. Pavilion shall be responsible for payments including, without limitation, severance or other termination costs, or vacation, sick and holiday accruals, resulting from Segment Employees who do not accept employment or engagement with Pegasus or who accept such employment or engagement, but claim such severance or termination benefits from Pavilion in any event, provided that Pavilion does not by this Agreement agree that any such severance or termination obligations accrue to its Segment Employees. To the extent permitted by law and subject to any consents required from the applicable Segment Employee, Pavilion shall deliver, promptly after the date the applicable Segment Employee accepts employment or engagement with Pegasus, personnel records of that Segment Employee who has accepted employment or engagement with Pegasus, as well as any current or anticipated legal actions between Pavilion and the Segment Employees, if any.

     10.3  No Hire Provision.
           -----------------

     Subject to the exceptions related to the Segment Employees, during the Royalty Period and for one (1) year after its termination, no Party shall hire or enter into a contract for the services of an employee, independent contractor, or former employee or independent contractor of any of the other Parties without first obtaining that Party's written consent, except for former employees or independent contractors whose employment or engagement has been terminated for over six (6) months.

SECTION 11. REPRESENTATIONS AND WARRANTIES OF PAVILION

     To induce Pegasus and KFx to enter into this Agreement, Pavilion represents and warrants to Pegasus and KFx, as of the date of this Agreement and as of the Closing, as follows:

     11.1  Organization and Qualification.
           -------------------------------

     Pavilion is a corporation duly organized and validly existing under the laws of Texas and has all requisite power and authority to own, lease, use and operate the Assets as they are currently owned, leased, used and operated and to conduct the Segment as it is currently conducted. Pavilion is duly qualified or licensed to do business under the laws of each jurisdiction in which the character of the properties owned, leased, used or operated by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect (as defined in Section 11.3) on Pavilion or on the validity, binding effect or enforceability of this Agreement.

     11.2  Authority and Validity.
           -----------------------

     Pavilion has all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Pavilion of, the performance by Pavilion of its obligations under, and the consummation by Pavilion of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Pavilion. Upon execution and delivery of this Agreement and Pavilion's closing documents (as set forth in Section 14), by Pavilion, this Agreement and Pavilion's closing documents will constitute valid and binding legal obligations of Pavilion, enforceable against Pavilion in accordance with their terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

     11.3  No Breach or Violation.
           -----------------------

     The execution, delivery and performance of this Agreement by Pavilion does not and will not: (a) conflict with or violate any provision of the corporate documents of Pavilion; (b) violate any Legal Requirement; (c) except as set forth on Schedule 1.44, require any consent, approval or authorization of, or any filing with or notice to, any Person; or (d) (i) violate, conflict with or constitute a breach of or default under, (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Pavilion under, or (iv) result in the creation or imposition of any Encumbrance under, any Pavilion Contract or any other instrument evidencing any of the Assets or any instrument or other agreement to which Pavilion is a party or by which Pavilion or any of its assets is bound or affected, except for purposes of this clause
(d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations or prospects of the Segment or Pavilion (a "Material Adverse Effect").

     11.4  Assets.
           -------

     Pavilion has exclusive, good and marketable title to the Assets claimed by Pavilion except for Assets disposed of in the ordinary course of business. The Assets when delivered to Pegasus at Closing, shall be free and clear of all Encumbrances of any kind or nature, except Encumbrances disclosed on Schedule
1.42 which will be removed and released at or prior to the Closing.

     11.5  Legal Proceedings.
           ------------------

     There is no judgment or order outstanding, or any claim, action, suit, complaint, proceeding or investigation by or before any Governmental Authority or any arbitrator pending, or, to Pavilion's Knowledge, threatened (and has not received any communication relating thereto), involving or affecting all or any part of the Segment, including, but not limited to, allegations that Pavilion's activities, with respect to the Pavilion Patents, Pavilion Software and other of its intellectual property subject hereto, have infringed or misappropriated, or that by conducting activities as contemplated herein by Pavilion would infringe or misappropriate, any of intellectual property rights of another Person.

     11.6  Finders and Brokers.
           --------------------

     Pavilion has not employed, directly or indirectly, any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

     11.7  Accounts Receivable.
           --------------------

     The accounts receivable relating to the Segment as scheduled on Schedule
1.31 hereto are actual and bona fide receivables representing valid obligations
                           ---------
for the total dollar amount thereof shown on the books of Pavilion which resulted from the regular course of Pavilion's business. The accounts receivable for which Pavilion will receive credit pursuant to Section 3.2.2 will be fully collectible in accordance with their terms, subject to no offset or reduction of any nature.

     11.8  As Documented Warranty.
           -----------------------

           11.8.1 Subject to the remedy limitations in Section 11.8.2 below, Pavilion warrants, for the benefit of each of Pegasus' End Users, that for a period of three (3) months from the effective date of the End User License Agreement between Pegasus and each End User (the "As-Documented Warranty Period") the Pavilion Software will substantially perform the material functions specified in the applicable Documentation delivered by Pavilion (the "As-Documented Warranty"). With respect to third party software that is provided by Pavilion under a reseller agreement, Pavilion shall pass through any warranties and indemnities from the third party vendor that Pavilion is permitted to provide under its agreement with such third party vendor. The As-Documented Warranty does not apply to: (a) the extent the breach is caused by the use of the Pavilion Software as modified by any person other than Pavilion if there would not have been a breach by the use of the unmodified Pavilion Software; (b) use of the Pavilion Software other than in accordance with the applicable Documentation; (c) errors or bugs caused by defects, problems or failures of hardware or software not provided by Pavilion; and (d) errors or bugs caused by the action or inaction of any person other than Pavilion. No instance of noncompliance with the As-Documented Warranty will be deemed a breach of such warranty unless reported in writing as described in Section 11.8.2 below. Pavilion does not warrant that the Pavilion Software will work with the Pegasus Software or any End User's hardware, systems, and other software. This warranty does not apply to any third party software provided by Pavilion or Pegasus for use with the Pavilion Software, except for third party software that is provided by Pavilion with pass through warranties.

           11.8.2 Pegasus shall promptly notify Pavilion prior to the end of the As-Documented Warranty Period for any particular End User if the Pavilion Software substantially fails to perform the material functions during the As-Documented Warranty Period and provide such assistance as reasonably required by Pavilion to enable Pavilion to diagnose and replicate the nonconformity. Such notice shall provide Pavilion with a reasonable description of the alleged noncompliance. If Pavilion is able to verify that such failure is caused by errors in the Pavilion Software as provided by Pavilion, Pavilion will use commercially reasonable efforts to correct the nonconformity within a reasonable period of time following such verification. If Pavilion is unable to correct the nonconformity within such time period, Pavilion may, in its sole discretion either: (a) replace or modify the Pavilion Software; or (b) refund to Pegasus a pro-rata portion (computed over a 60 month period from the effective date of the End User License Agreement) of the royalties paid by Pegasus to Pavilion for such Pavilion Software. This shall be Pegasus' sole remedy for any breach of the As-Documented Warranty, TO THE EXCLUSION OF ALL OTHER REMEDIES.

           11.8.3 EXCEPT AS PROVIDED IN THIS SECTION 11, PAVILION MAKES NO WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY, CONTRACTUAL OR OTHERWISE, TO PEGASUS OR KFX, WITH RESPECT TO THE PAVILION SOFTWARE, INCLUDING THAT PAVILION SOFTWARE WILL BE FREE FROM INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. PAVILION SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY, OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES ARISING FROM COURSE OF DEALING OR CUSTOM OF TRADE. EXCEPT AS PROVIDED IN THIS
SECTION 11, PAVILION MAKES NO WARRANTY, REPRESENTATION OR GUARANTEE REGARDING THE USE OR THE RESULTS OF THE USE OF THE PAVILION SOFTWARE. The Pavilion Software is complex and may contain some non-conformities, defects, or errors. Pavilion does not warrant uninterrupted or error-free operation or performance of the Pavilion Software or that all non-conformities can or will be corrected, or that the Pavilion Software will meet Pegasus' or any End User's needs, expectations, or requirements.

     11.9  Intellectual Property.
           ----------------------

     Pavilion represents and warrants to Pegasus and KFx, as of the Closing Date, (a) to its Knowledge, it has sufficient legal and/or beneficial title and ownership under or the right to license to Pegasus the Pavilion Patents, Pavilion Software, Pavilion Marks, and Pavilion Technology necessary for it to fulfill its obligations under this Agreement; (b) that maintenance fees on the Pavilion Patents are current as of the date of this Agreement; (c) it has granted Pegasus a license to all patents and patent applications which Pavilion owns or controls in connection with the Segment; (d) Pavilion has no patents that are limited solely to the Field of Use; and (e) Schedule 1.33 hereto contains a complete and accurate list of all Pavilion Patents subject hereto as of the Closing Date.

     11.10  Contracts; No Defaults.
            -----------------------

     Schedule 1.31, and Schedule 1.41 and hereto contain a complete and accurate list, and Pavilion has delivered to Pegasus true and complete copies of Pavilion Contracts, and all agreements with Pavilion third party representatives ("Representatives Agreements"), and all modifications, amendments, supplements in respect to any of the foregoing. With respect to each of the Pavilion Contracts and Representatives Agreements: (i) each are in full force and effect and are valid and enforceable in accordance with its terms; (ii) Pavilion has been and is in compliance with material terms or requirements of each; (iii) no event occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give any person or entity the right to declare default or exercise any remedy under any of the Pavilion Contracts or Representatives Agreements; (iv) no Pavilion officer has given to or received from any other person or entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or material breach of or default under any of the Pavilion Contracts or Representatives Agreements; and (v) the Pavilion Contracts and Representatives Agreements have been entered into in the ordinary course of business. With respect to the Representatives Agreements,

Pavilion is materially current in all of its commission or compensation payments due and payable to those third party representatives.

     11.11  Disclosures.
            ------------

     No representation or warranty of Pavilion in this Agreement omits to state a material fact necessary to make the statement herein and therein, in light of the circumstances in which they were made, not misleading.

SECTION 12. REPRESENTATIONS AND WARRANTIES OF PEGASUS

     To induce Pavilion to enter into this Agreement, Pegasus and KFx each separately represent and warrant to Pavilion as of the date of this Agreement and as of the Closing, as follows:

     12.1  Organization and Qualification.
           -------------------------------

           12.1.1     Pegasus:    Pegasus is a corporation duly organized,
                      --------
validly existing and in good standing under the laws of South Dakota and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. Pegasus is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased used or operated by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Pegasus or on the validity, binding effect or enforceability of this Agreement.

           12.1.2     KFx:   KFx is a corporation duly organized, validly
                      ----
existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. KFx is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased used or operated by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on KFx or on the validity, binding effect or enforceability of this Agreement.

     12.2  Authority and Validity.
           -----------------------

     Pegasus and KFx have all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Pegasus and KFx of, their performance of their obligations under, and their consummation of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Pegasus and KFx. Upon execution and delivery of this Agreement and Pegasus' and KFx's closing documents (as set forth in

Section 14) by Pegasus and KFx, this Agreement and the closing documents will constitute valid and binding legal obligation of each, enforceable against each in accordance with their terms, except insofar as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

     12.3  No Breach or Violation.
           -----------------------

     Subject to obtaining the Required Consents, all of which are listed on
Schedule 1.42, the execution, delivery and performance of this Agreement by Pegasus and KFx will not: (a) violate any provision of the charter, bylaws, or other organizational documents of such entity; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person; or (d) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Pegasus and/or KFx under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Pegasus or KFx is a party or by which it or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a Material Adverse Effect on such entity or on the validity, binding effect or enforceability of this Agreement.

     12.4  Finders and Brokers.
           --------------------

     Except for Raymond James & Associates, Pegasus and KFx have not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement. Pegasus and KFx assume all liabilities and obligations for the payments Raymond James & Associates' fee or commission in connection with the transactions contemplated by this Agreement.

     12.5  Conduct of Business.
           --------------------

     Pegasus warrants, jointly and severally to Pavilion, that Pegasus: (a) shall conduct its business in a manner so as to maintain the goodwill and reputation of Pavilion and of the Pavilion Software, Maintenance Services, and Consulting Services (collectively, the "Pavilion Products"); (b) shall use only promotional material, the general content of which is approved by Pavilion for purposes of promoting the Pavilion Products; (c) it shall not knowingly violate applicable federal, state, and local laws, regulations, and ordinances; (d) shall not use or otherwise exploit any Pavilion intellectual property beyond the scope of the licenses granted in Sections 5.1 and 5.2; (e) shall refrain from making any false or misleading statements regarding the Pavilion Products or, by omission, fail to correct any false or misleading beliefs regarding the Pavilion Products known by Pegasus to be held by any prospective or actual End User of the

Pavilion Products; (f) shall not waive, alter or change any material provision of any Pavilion-supplied or required terms in any agreement with any prospective or actual End User without Pavilion's prior written consent; (g) shall not incur any expense on behalf of Pavilion without Pavilion's prior written approval; and
(h) shall use commercially reasonable efforts to market and promote the Pavilion Software, Consulting Services and Maintenance Services in the Field of Use as provided herein.

     12.6  No Marketing Representations.
           -----------------------------

     Pegasus and KFx each acknowledge that it is relying solely on its own estimate of the market for Pavilion Software, Maintenance Services, and Consulting Services, and that no representations or warranties, express or implied, have been made by Pavilion regarding the size of such market or the amount of profit or revenue that Pegasus might expect to receive for such products and services. Pegasus expressly assumes the risk that its estimates of the size of the market for Pavilion Software and its expected profit or revenue from sales in that market are accurate.

     12.7  Disclosures.
           ------------

     No representation or warranty of Pegasus or KFx in this Agreement, omits to state a material fact necessary to make the statement herein and therein, in light of the circumstances in which they were made, not misleading.

SECTION 13. CLOSING

     The Closing will be held on August 1, 2001, effective as of July 31, 2001, or on such date as the Parties may mutually agree upon in writing. The Closing will take place at the offices of Pavilion in Austin, Texas, or such other place as the Parties may agree, or by courier and telecopier service.

SECTION 14. CONDITIONS TO CLOSING

     14.1  Conditions to the Obligations of Pegasus, KFx and Pavilion.
           -----------------------------------------------------------

     The obligations of each Party to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of the following condition: no action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would: (a) prohibit Pegasus' ownership or operation of all or a material portion of the Segment or the Assets; (b) compel Pegasus to dispose of or hold separate all or a material portion of the Segment or the Assets as a result of any of the transactions contemplated by this

Agreement; or (c) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

     14.2  Conditions to the Obligations of Pegasus and KFx.
           -------------------------------------------------

     The obligations of Pegasus and KFx to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

           14.2.1 All representations and warranties of Pavilion contained in this Agreement are true and correct in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement.

           14.2.2 Pavilion has performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Pavilion at or prior to the Closing.

           14.2.3 Pavilion has executed (or caused to be executed) and delivered to Pegasus a Bill of Sale in the form attached as Exhibit 14.2.3.

           14.2.4 Pavilion has executed (or caused to be executed) and delivered to Pegasus an Assignment and Assumption Agreement in the form attached as Exhibit 4.1 .

           14.2.5 Pavilion has delivered to Pegasus evidence, in form and substance satisfactory to Pegasus, that the Required Consents have been obtained or given and are in full force and effect.

           14.2.6 Pavilion has delivered to Pegasus: (a) a certificate, dated the Closing Date, signed by Pavilion's chief executive officer, stating that, to his or her Knowledge, the conditions set forth in Sections 14.2.1 and 14.2.2 are satisfied; (b) a copy of the resolutions of the board of directors of Pavilion authorizing the execution, delivery and performance of this Agreement by Pavilion, and a certificate of Pavilion, dated as of the Closing, that such resolutions were duly adopted and are in full force and effect as of the date of Closing; (c) such other documents as Pegasus may reasonably request in connection with the transactions contemplated by this Agreement; and (d) Pavilion has delivered a certificate of good standing from the Secretary of State of the State of Texas.

           14.2.7 Pavilion shall have delivered to Pegasus the Preliminary Adjustments Report pursuant to the terms and provisions of Section 3.

           14.2.8 Pegasus and KFx shall each have received requisite corporate or company approval of the transactions contemplated hereby.

           14.2.9 Pegasus and KFx shall have completed, to their reasonable satisfaction, their due diligence investigation relating to the Segment.

           14.2.10 Pavilion has delivered to Pegasus and KFx the Release and Covenant Not to Sue Agreement in the form attached as Exhibit 14.2.10.

     14.3  Conditions to Obligations of Pavilion.
           --------------------------------------

     The obligations of Pavilion to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver by Pavilion, to the extent permitted by applicable law, at or prior to the Closing Date, of each of the following conditions:

           14.3.1 Pegasus has paid the initial payment of the Base Price required under Section 3.1.1 to be paid at the Closing, as adjusted in accordance with this Agreement.

           14.3.2 All representations and warranties of Pegasus contained in this Agreement are true and correct in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

           14.3.3 Pegasus has in all material respects performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Pegasus at or prior to the Closing.

           14.3.4 Pegasus has executed and delivered to Pavilion an Assignment and Assumption Agreement in the form attached as Exhibit 4.1 .

           14.3.5 KFx has executed and delivered to Pavilion the Guaranty Agreement in the form attached as Exhibit 14.3.

           14.3.6 Pegasus has delivered to Pavilion evidence, in form and substance satisfactory to Pavilion, that the Required Consents have been obtained or given and are in full force and effect.

           14.3.7 Pegasus and KFx each has delivered to Pavilion: (a) a certificate, dated the Closing Date, signed by the chief executive officer of Pegasus and KFx, stating that, to his or her Knowledge, the conditions set forth in Sections 14.3.2 and 14.3.3, are satisfied; (b) a copy of the resolutions of their respective board of directors authorizing the execution, delivery and performance of this Agreement, and a certificate of Pegasus and KFx, dated as of the Closing, that such resolutions were duly adopted and are in full force and effect as of the date of Closing; (c) such other documents as Pavilion may reasonably request in connection with the transactions contemplated by this Agreement; and KFx and Pegasus shall have delivered certificates of good standing from the Secretaries of State of the State of Delaware and the State of South Dakota, respectively.

          14.3.8 Pegasus and KFx have delivered to Pavilion the Release and Covenant Not to Sue Agreement in the form attached as Exhibit 14.2.10.

          14.3.9 Pavilion shall have received requisite corporate approval of the transactions contemplated hereby.

     14.4  Waiver of Conditions.
           ---------------------

     Any Party may waive in writing any or all of the conditions to its obligations under this Agreement.

SECTION 15. TERM; TERMINATION; OTHER REMEDIES

     15.1  Term of Agreement.
           ------------------

     This Agreement will begin on the Closing Date, and will continue until terminated by either Pegasus or Pavilion pursuant to this Section 15 (the "Term"). This Agreement may be terminated at any time by mutual written agreement of the Parties. The term of the (i) KFx Guaranty Agreement; (ii) the Royalty Period; (iii) the license to the Pavilion Software; and (iv) the license to the Pavilion Patents; (v) the Covenants Not to Sue are cross-referenced in
Schedule 15.1 hereto.

     15.2  Termination of License to Pavilion Patents.
           -------------------------------------------

     Unless otherwise terminated as provided in this Section 15, the license granted under Section 5.2 under each particular Pavilion Patent shall run until the end of the life of such Pavilion Patent and shall thereupon terminate (the "Patent License Term").

     15.3  Termination For Cause.
           ----------------------

     Either Pegasus or Pavilion will have the right to terminate this Agreement at any time if:

          15.3.1 The other Party is in material breach of any warranty, material term, condition or covenant of this Agreement and fails to cure that breach within forty-five (45) days from receipt of written notice specifying the nature of such breach if the breach is capable of being cured or, so long as the breaching Party is diligently using its best commercial efforts to cure such breach (or in the case of a breach involving nonpayment of royalties pursuant to Schedule 3.5 by Pegasus, thirty (30) days and for all other nonpayments by Pegasus hereunder, seven (7) days; provided that interest shall accrue pursuant to Section 19.17 from the payment due date for any such nonpayment obligation) after receiving written notice from the non-breaching Party of that breach and its intention to terminate (the "Cure Period"). For avoidance of doubt, the following shall be considered a material breach of this Agreement, Pegasus' failure to: (i) maintain records which substantially meet the requirements in
Section 3.8 (Royalty Reports), (ii) permit an audit by Pavilion in accordance with Section 3.9 (Audit), (iii) breach of license restrictions in Section 5, or (iv) make any payment of amounts due under this Agreement (which breach shall not give rise to termination by Pavilion if the past due amount is subject to a good faith dispute between the Parties or is less than $32,500.00 USD); or a breach by either Party of: (a) Section 9.2 (Promotion Outside the Field of Use); (b) Section 19 (Proprietary Rights and Confidentiality); (c) Section 5.7.2 (No Other Licenses/Covenant Not to Compete);
(d) Section 6.1 Abatement of Infringement; (e) Section 16 (Indemnities); (f)
Section 20.1 (Assignment); or (g) the Release and Covenant Not to Sue delivered hereunder.

          15.3.2 The other Party (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors; provided that if such condition is assumed involuntarily it has not been dismissed with prejudice within forty-five (45) days after it begins. Any other term of this Agreement notwithstanding, Pavilion will have the right to terminate this Agreement anytime in the event of any activity or assistance by any of the KFx Parties or their respective Affiliates of challenging the validity of any Pavilion Patents or restricting the scope thereof.

     15.4  Effective Date of Termination For Cause.
           ----------------------------------------

     Termination will become effective under Section 15.3.1 immediately upon receiving notice of termination at any time after expiration of the Cure Period in the absence of a cure, and under Section 15.3.2 immediately upon receipt of a notice of termination at any time after the specified event or the failure of the specified proceeding to be timely dismissed.

     15.5  Change of Control.
           ------------------

     Until (a) Pegasus' irrevocable payment to Pavilion of the $9,500,000.00 USD Base Price, and (b) payment of $5,500,000.00 USD in royalties or the expiration of the Royalty Period, whichever occurs first, notwithstanding anything in this Agreement to the contrary, Pavilion shall have the option to immediately terminate this Agreement if Pegasus or any of its Affiliates undergoes a Change of Control with a Pavilion Competitor or is in combination, cooperation, affiliation, partnership, or joint venture with an entity that is a Pavilion Competitor. For purposes of this Section 15.5, a "Change of Control" of a corporation means:

           (a) A consolidation or merger with any other entity, in which all voting securities of such corporation outstanding immediately prior thereto represent (either by remaining outstanding or being converted into voting securities of the surviving corporation) less than eighty percent (80%) of the voting power of such corporation or the surviving entity outstanding immediately thereafter;

           (b) The sale or disposition by such corporation (in one transaction or a series of transactions) of all or substantially all of its assets;

           (c) The acquisition, directly or indirectly, by any entity of voting securities of such corporation representing more than twenty percent (20%) of the voting power of such corporation; or

           (d) Any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature, other than a merger or consolidation) in which the holders of voting securities of such corporation immediately before such event own less than eighty percent (80%) of the voting power of such corporation or any successor entity immediately thereafter.

     15.6  Other Remedies.
           ---------------

     In addition to the termination rights set forth in this Section 15, the Pavilion and Pegasus shall have legal and equitable remedies that are consistent with Sections 17, 18 and 19 hereof.

     15.7  Effect of Material Breach by a KFx Party.
           -----------------------------------------

     Upon a termination of this Agreement for a material breach by Pegasus or KFx, the following shall occur:

           (a) Unless otherwise agreed to by all Parties, this Agreement shall be deemed terminated with respect to all Parties, and all rights and licenses granted to any of the KFx Parties under this Agreement shall terminate and revert to Pavilion (except that the licenses granted to End Users under an End User License Agreement as permitted herein as of the termination of this Agreement shall remain in effect in accordance with the terms and conditions therein) and, at Pavilion's sole election, agreements with Representatives assigned by Pavilion to Pegasus pursuant to this Agreement shall be reassigned to Pavilion;

           (b) Pegasus shall immediately pay to Pavilion the unpaid balance of the Base Price, all fees, royalties and other amounts that are then outstanding and all remaining fees and other amounts scheduled to be due under this Agreement after the termination date and the difference between Five Million Five Hundred Thousand Dollars ($5,500,000 USD) and the royalties actually paid to and received by Pavilion from Pegasus hereunder to the date of the termination;

           (c) Pegasus shall have the limited right to continue to provide Consulting Services and Maintenance Services to then-existing End Users of Pavilion Software for the remainder of each such End User's current term of Maintenance Services and then-existing Consulting Services work assignment(s), but not for any extensions, reinstatements, or renewals thereof;

           (d) Except for copies necessary for providing Consulting Services and Maintenance Services to then-existing End Users as described above, Pegasus will cease using and return to Pavilion all Pavilion Software, code, Documentation, marketing materials, and materials containing the Pavilion Confidential Information (and any copies thereof) in Pegasus' possession or control, or delete any copies of same from Pegasus' computers and data storage devices. Upon the expiration of such agreements for Consulting Services and Maintenance Services, Pegasus will promptly return all of the foregoing items to Pavilion, and Pegasus further covenants not to make any use of such items thereafter;

           (e) Pegasus shall cease issuing any End User agreements of any type related to the Pavilion Software, Maintenance Services or Consulting Services, and no longer identify or hold itself out as a distributor of the Pavilion Software; and

           (f) Upon Pegasus' request, Pavilion will return all Pegasus data and files containing Pegasus Confidential Information to Pegasus, and Pegasus will immediately discontinue and permanently refrain from all use of the Pavilion Marks.

     Within ninety (90) days from the effective date of the termination, Pegasus shall cooperate with Pavilion in good faith to create a detailed transition plan to facilitate an orderly and effective transition of such End Users back to Pavilion thereafter and shall cooperate in effecting a smooth and orderly transition upon the occurrence of such event.

     15.8  Material Breach by Pavilion.
           ----------------------------

     In the event Pavilion shall materially breach the covenants or conditions of Section 5.7.2, and fails to cure that breach within forty-five (45) days from of written notice specifying the nature of such breach if the breach is capable of being cured, or so long as the Pavilion is diligently using its best commercial efforts to cure such breach, Pegasus shall be entitled to terminate the payment of all royalties, and it obligations for such royalty payments shall be cancelled under Section 3.5 (Royalty) from the date of the uncured breach forward; provided that if the Base Price shall have been irrevocably paid to Pavilion by Pegasus at the time of such uncured breach, the Software and Technology License shall be deemed fully paid up in accordance with Section
5.1.7 of this Agreement.

     15.9  Survival.
           ---------

     Subject to Section 15.6 (Effects of Termination), the provisions of Sections 3.7 (Records); 3.8 (Royalty Reports); 3.9 (Audit); 3.10 (Taxes); 6.1 (Prosecution and Maintenance); 9.3 (Marketing and Financial Reports); 10.3 (No Hire Provision); 11.12 and 12.7 (Disclosures); 15 (Termination); 16 (Indemnities); 17 (Dispute Resolution; Arbitration); 18 (Damages); 19 (Proprietary Rights; Confidentiality); 20.4 (Attorneys' Fees); 20.5 (Export Control); and 20.8 (Choice of Law; Jurisdiction) shall survive any termination of this Agreement. Termination of this Agreement will be without prejudice to any other right or remedy of any Party. No termination, other than a termination for cause, shall relieve either Party from the performance of any of its responsibilities or obligations that should have been performed prior to such termination.

SECTION 16. INDEMNITIES

     16.1  Intellectual Property Indemnity by Pavilion.
           --------------------------------------------

     Pavilion, at its own expense and subject to the terms and conditions of this Section 16.1, will defend, indemnify, and hold harmless KFx, Pegasus, its and their Affiliates (provided it is not a Pavilion Competitor), directors, officers, employees, agents, successors and assigns of any of such persons, entities or any End User (provided it is not a Pavilion Competitor) (collectively, the "Pegasus Indemnified Persons") for, and will pay to the Pegasus Indemnified Persons the amount of any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third party claim (collectively, "Damages") arising from or in connection with: (i) any action brought against KFx, Pegasus or any End User (excluding claims brought by a Pegasus Indemnified Person) to the extent that such action is based upon a claim that a currently supported version of the Pavilion Software, when properly used within the scope of the End User License Agreement and Pavilion's specifications and Documentation, infringes a United States patent or copyright or misappropriates any third party trade secret or other proprietary right ("Infringement"). Subject to the foregoing, Pavilion shall pay all Damages finally awarded against the Pegasus Indemnified Persons which are attributable to such claim or all settlement amounts agreed to by Pavilion and claimant; provided however, that the Pegasus Indemnified Persons must give Pavilion prompt written notice of such claim and relevant information, assistance, and sole authority to defend or settle the claim.

     If any Pavilion Software becomes, or in Pavilion's opinion is likely to become, the subject of a claim of Infringement, Pavilion may, at its option: (i) procure for Pegasus and the End User the right to continue using the affected Pavilion Software; (ii) replace or modify the affected Pavilion Software (without a material adverse effect on functionality) to make it non-infringing; or (iii) terminate the license for the affected Pavilion Software. In the event that Pavilion exercises options (ii) or (iii) above, Pegasus shall cause its End Users to immediately cease using the affected Pavilion Software or portion thereof. In the event Pavilion exercises option (iii) above, the Parties agree to use the dispute resolution procedures in Section 17 to determine the potential future reduction in the fees and charges or refund of historic payments under this Agreement necessary to reflect the loss of functionality while taking into account the use Pegasus and the End Users have enjoyed until the date the use was terminated. The terms of this Section 16.1 are the sole and exclusive remedy of the Pegasus Indemnified Persons in the event Pavilion must direct Pegasus or End Users to cease use of all of or those portions of the Pavilion Software that have been (or, in Pavilion's opinion, are likely to become) enjoined. THE TERMS OF THIS SECTION 16.1 STATE PAVILION'S SOLE LIABILITY WITH RESPECT TO ANY CLAIM REGARDING THE INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT BY PAVILION SOFTWARE OR ANY PART THEREOF.

     16.2  Exceptions.
           -----------

     Notwithstanding the foregoing, Pavilion shall have no liability for any claim of Infringement based on: (i) use of other than a current, unaltered release of Pavilion Software available from Pavilion (and delivered to Pegasus) if such Infringement would have been avoided by use of a current, unaltered version of the Pavilion Software; (ii) use or combination of the Pavilion Software with programs, data, equipment, or devices not provided by Pavilion including but not limited to the Pegasus Software if such Infringement would have been avoided by the use or combination of the Pavilion Software with other programs, data, equipment or devices; or (iii) use of the Pavilion Software in a manner for which it was not intended or licensed under this Agreement and the End User License Agreement.

     16.3  General Indemnification by Pavilion.
           ------------------------------------

     Pavilion will indemnify, defend and hold harmless the Pegasus Indemnified Persons for, and will pay to the Pegasus Indemnified Persons the Damages arising from or in connection with:

           (a) Damages for: (i) any breach of any representation or warranty made by Pavilion in this Agreement or any other certificate or document delivered by Pavilion pursuant to this Agreement; (ii) any breach of any covenant, agreement or obligation of Pavilion contained in this Agreement; (iii) any claim with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Segment, including, but not limited to claims for commissions or similar payments based upon arrangements and understandings with Pavilion, if such claim arises from or is asserted in connection with any act, omission, event, or circumstance which occurred or existed prior to or at the Closing Date, without regard to whether a claim with respect to such matter is asserted before or after the Closing Date;
(iv) any claim by any person, entity or governmental agency or department in respect to the Excluded Liabilities as set forth in Section 4.2; or (v) any claim with respect to Pavilion's failure to comply with the laws and administrative regulations of the United States relating to the control of exports of commodities and technical data in connection with the Pavilion Software; and

           (b) All claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

     16.4  Indemnification by Pegasus.
           ---------------------------

     Pegasus will indemnify, defend and hold harmless Pavilion and Pavilion's Affiliates (provided it is not a Pegasus Competitor), directors, officers, employees, agents, successors and assigns of any of such persons, entities or any End User (provided it is not a Pegasus Competitor) (collectively, the "Pavilion Indemnified Persons") for, and will pay to the Pavilion Indemnified Persons the amount of any Damages arising from or in connection with:

           (a) Damages for (i) any breach of any representation or warranty made by Pegasus in this Agreement; (ii) any breach of any covenant, agreement or obligation of Pegasus contained in this Agreement; (iii) the failure by Pegasus to perform any of its obligations in respect of the Assumed Liabilities; (iv) any claim with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the exercise of the Software and Technology Licensed Rights, including, but not limited to claims for commissions or similar payments based upon arrangements and understandings with Pegasus, if such claim arises from or is asserted in connection with any act, omission, event, or circumstance which occurs or exists after the Closing Date; or (v) any claim with respect to Pegasus' failure to comply with the laws and administrative regulations of the United States relating to the control of exports of commodities and technical data in connection with its licensing of the Pavilion Software from and after the Closing Date; and

           (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

     16.5  Procedure for Indemnification.
           ------------------------------

     Promptly after a Party indemnified pursuant to this Section (the "Indemnitee") has received notice of or has knowledge of any claim by a person not a party to this Indemnity Agreement (for the purposes of this Section 16, a "third party") or the commencement of any action or proceeding by a third party, the Indemnitee shall promptly, and in any event within sixty (60) days of the Indemnitee's receipt of notice of the assertion of any claim or the discovery of any fact upon which the Indemnitee intends to base a claim for indemnification under this Section 16 (an "Indemnitee Claim"), as a condition precedent to the Indemnitee Claim, give written notice to the party or parties from whom indemnification is sought (the "Indemnitor") of such claim; provided, however, that any delay or failure to notify any Indemnitor of any claim shall not relieve it from any liability except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by such delay or failure to notify. Such notice shall state the nature and basis of such claim. In the event that any Party shall incur any damages in respect of which indemnity may be sought by such Party pursuant to this Section 16 or any other provision of this Agreement, the Indemnitee shall notify the Indemnitor promptly in writing. In the case of third party claims, the Indemnitor shall, within 10 days of receipt of notice of such claim, notify the Indemnitee of its intention to assume the defense of such claim if the Indemnitor concurrently assumes the obligation to indemnify the Indemnitee. If the Indemnitor assumes the defense of the claim, the Indemnitor shall have the right and obligation:
(a) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee; (b) to take all other required steps or proceedings to settle or defend any such claims; and (c) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against any such claim or litigation in such manner as it may deem appropriate and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate, and assert against the Indemnitor any rights or claims to which the Indemnitee is entitled. Payment of Pavilion or Pegasus damages, as the case may be, shall be made within 10 days of a final determination of a claim. A final determination of a disputed claim shall be: (v) a judgment of any court determining the validity of the disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed; (w) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award or if the time limit to move to set such award aside has not elapsed; (x) a written termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys;
(y) a written acknowledgment of the Indemnitor that it no longer disputes the validity of such claim; or (z) such other evidence of final determination of a disputed claim as shall be acceptable to the parties.

SECTION 17. DISPUTE RESOLUTION; ARBITRATION.

     17.1  Dispute Resolution.
           -------------------

     It is the intent of the Parties that disputes arising under this Agreement be resolved expeditiously, amicably, and at the level within each Party's organization that is most knowledgeable about the disputed issue. The Parties understand and agree that the procedures outlined in this Section 17.1 are not intended to supplant the routine handling of inquiries and complaints through informal contact with customer service representatives or other designated personnel of the Parties. Accordingly for purposes of the procedures, a "dispute" is a disagreement that the Parties have been unable to resolve by the normal and routine channels ordinarily used for such matters. Before any dispute arising under this Agreement, except as provided below, may be submitted to litigation, the Parties shall first follow the informal and escalating procedures set forth below. The foregoing notwithstanding, any of Pavilion or Pegasus may in good faith commence litigation at any time to (i) preserve a superior position with respect to creditors, (ii) to prevent the expiration of a relevant statute of limitations or similar bar, or (iii) to preserve its intellectual property, provided it is not inconsistent with the provisions of the release and covenant not to sue attached hereto as Exhibit 14.2.10.

The procedure for resolving disputes between the Parties shall be as follows:

           (a) The complaining Party will notify the other Party in writing of the dispute, and Pavilion and Pegasus shall exercise good faith efforts to resolve the disputed matter as expeditiously as possible.

           (b) If such matter remains unresolved seven Business Days after delivery of the complaining Party's written notice to the other Party, a senior representative of each Party shall meet or participate in a telephone conference call within seven (7) Business Days of a request for such meeting or conference call by either Party to resolve the matter.

           (c) If such matter remains unresolved five (5) Business Days after such meeting or conference call, a member of each Party's executive management shall meet or participate in a telephone conference call within seven Business Days of a request for such meeting or conference call by either Party to resolve the matter.

     17.2  Arbitration.
           -----------

     If the Parties are unable to reach a resolution of the dispute after following the procedure above, or if either Party fails to participate when requested, each of Pavilion and Pegasus may pursue any other remedies they may have under this Agreement or may commence arbitration. Any action against any Party under this Agreement must be commenced within two (2) years after such cause of action accrues. If the Parties cannot informally resolve the dispute per Section 17.1 above, the Parties desire to avoid all forms of traditional litigation and, therefore, agree that any dispute, including controversy or claim arising out of or relating to this Agreement or the relationship between the Parties created by the Agreement, including the breach, termination or invalidity thereof, and including the determination of the interpretation or scope of this Agreement to arbitrate shall be finally resolved using the following procedures: (i) the dispute shall be submitted promptly to, and settled by, final and binding arbitration which shall be conducted expeditiously and completed within one hundred twenty (120) days of the conclusion of the procedures set forth hereinabove, unless the arbitrator directs otherwise. Such arbitration shall be conducted under the then-current rules of the American Arbitration Association by a sole arbitrator or, if the Parties cannot agree thereon, by three independent and impartial arbitrators, of whom each of Pegasus and Pavilion shall appoint one, with the third chosen by the two arbitrators so selected. The place of arbitration shall be Chicago, Illinois. The language to be used in the arbitration shall be English. Any arbitral award shall be in writing, signed by the arbitrator(s), and shall include, in addition to date, the place where the award is rendered and the names and addresses of the arbitrators and Parties, and the reasons for the decision; (ii) both Pavilion and Pegasus hereby undertake to carry out without delay the provisions of any agreement pursuant to the dispute resolution procedures of Section 17 or of any arbitral award resulting therefrom. The Parties agree that any arbitral award shall be final and binding and judgment on it may be entered by any court of competent jurisdiction; (iii) the arbitration proceedings contemplated by this
Section 17.2 shall be as confidential and private as permitted by law. To that end, the Parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section 17, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law; and (iv) each Party is required to continue to perform obligations under this Agreement pending final resolution of any Dispute. The foregoing notwithstanding, either Pegasus or Pavilion may enforce the confidentiality provisions of this Agreement by litigation rather than by arbitration.

SECTION 18. DAMAGES.

     18.1  Exclusions of Liability.
           -----------------------

     Under no circumstances will either Pegasus or Pavilion be liable for:

          (a) third-party claims against any other Party for loss or damages, except as provided in Section 16 hereof;

          (b) loss or damage to any other Party's records or data;

          (c) consequential damages (including lost opportunity, profits, use, or savings) or incidental damages, even when advised of their possibility, or punitive damages; or

          (d) breaches of this Agreement that are capable of correction, so long as the breaching Party has corrected within a reasonable period of time as evidenced by the Cure Period.

     18.2 Limitation of Liability.
          -----------------------

     IN THE CASE OF ANY CLAIM BY PEGASUS OR KFX AGAINST PAVILION RELATED TO THIS AGREEMENT OR ANY TRANSACTION UNDER THIS AGREEMENT, REGARDLESS OF THE BASIS OF THE CLAIM, PAVILION'S LIABILITY WILL BE LIMITED TO THE ACTUAL LOSS OR DAMAGE OF PEGASUS UP TO THE AGGREGATE OF THE BASE PRICE AND ROYALTY FEE AMOUNTS ACTUALLY PAID BY PEGASUS TO PAVILION DURING THE PREVIOUS TWELVE (12) MONTH PERIOD PRIOR TO THE CLAIM. KFX, PEGASUS AND PAVILION AGREE THAT THIS LIMITATION OF LIABILITY IS A NEGOTIATED ALLOCATION OF RISK BETWEEN THEM AND REFLECTS THE RESPECTIVE REMUNERATION AND POTENTIAL LIABILITIES KFX, PEGASUS AND PAVILION REASONABLY EXPECT TO RECEIVE AND/OR INCUR. FURTHER, IN THE CASE OF ANY CLAIM BY PEGASUS OR KFX AGAINST PAVILION ARISING OUT OF ANY PAVILION CONTRACT ASSIGNED TO PEGASUS HEREUNDER, PAVILION'S LIABILITY WILL BE LIMITED TO THE ACTUAL LOSS OR DAMAGE OF PEGASUS UP TO THE AGGREGATE VALUE OF SUCH PAVILION CONTRACT ASSIGNED AS OF THE CLOSING DATE.

     18.3 Exceptions.
          ----------

     The limitations of liability set out in this Section 18 shall not apply to:

          (a) damage to real property and tangible personal property (not including software or data) caused by the negligence, gross negligence, or willful misconduct of a Party or its employees or contractors; or

          (b) breaches of a Party's obligations related to confidentiality, licensed rights of use, Change of Control, or assignment.

The limitations of liability in this Section 18 will be enforced, even if any exclusive remedy fails of its essential purpose.

SECTION 19. PROPRIETARY RIGHTS; CONFIDENTIALITY.

     19.1  Ownership.
           ---------

     KFx and Pegasus acknowledge and agree that, as between the Parties, the Pavilion Software, Pavilion Technology and all materials supplied to Pegasus under license hereunder, and all intellectual property rights in any of the foregoing, including all patents (including, without limitation, title to the Pavilion Patents), trademarks (including without limitation the Pavilion Marks), copyrights and trade secrets therein, are owned and retained by Pavilion, its affiliates and/or its licensors, and that only licenses are granted herein. Pavilion shall own all intellectual property rights in and to any and all Derivative Work (as defined below), modifications and enhancements to the Pavilion Software, Pavilion Technology, and the Pavilion Patents, whether created by Pavilion, Pegasus or a third party. Pegasus, on behalf of itself and its Affiliates, hereby assigns to Pavilion all right, title and interest (including intellectual property rights) in and to all modifications and enhancements to, and Derivative Work of the Pavilion Software, Pavilion Patents or Pavilion Technology created by or for Pegasus. Pegasus agrees to perform, upon the request of Pavilion during or after the term of the licenses granted hereunder such further acts as may be necessary or desirable to transfer, perfect and defend Pavilion's ownership of such modifications and Derivative Work. Pegasus shall include on all copies of the Pavilion Software and Pavilion Technology properly configured notices of Pavilion's copyrights, patents, trade secrets and proprietary rights printed on each manual, affixed to each media container, and embedded in the code, including partial copies or updated versions thereof. Pegasus shall mark all copies of Pegasus Software to the extent such software reads on the claims of Pavilion Patents, Pavilion Software, and Pavilion Technology it sells or licenses in the United States with the numbers of all applicable United States Pavilion Patents, and shall mark all such copies of Pegasus Software and Pavilion Software and Pavilion Technology shipped to, sold or licensed in other countries with the numbers of all applicable Pavilion Patents in such a manner to conform with the patent laws and practices of the country of manufacture, sale, or license. Pegasus shall make no statement, claim or representation nor take any action inconsistent with Pavilion or its licensors' ownership of the Pavilion Software, Pavilion Technology or Pavilion Patents. As used herein, "Derivative Work" means a work that is based upon the Pavilion Software or Pavilion Technology, such as a revision, modification, translation, abridgement, condensation, expansion or any other form in which such a preexisting work may be recast, transformed or adapted, and that, if prepared or distributed without authorization by the owner of the preexisting work, would constitute copyright infringement or contains any code, Confidential Information or trade secrets of the owner thereof.

     Pegasus shall be the owner of any Pegasus work product that: (a) relates to the Pegasus Software or Confidential Information; or (b) is designed and developed by or for Pegasus and is not a Derivative Work of the Pavilion Software or Pavilion Technology.

     19.2  Confidentiality Obligations.
           ---------------------------

          19.2.1 Confidential Information. "Confidential Information" as used herein shall mean information disclosed by Pavilion to Pegasus and information disclosed by Pegasus to Pavilion, that, in both cases, if communicated in writing, is clearly designated in such writing as confidential, or, if orally disclosed, is described by written memorandum that designates such information as confidential and is delivered within thirty (30) days of the oral disclosure. Pegasus acknowledges that, in addition to information so designated, Pavilion Software and Pavilion Technology shall be deemed Pavilion Confidential Information.

          19.2.2 Obligations. Each Party receiving Confidential Information from the other hereunder ("Receiving Party") shall protect the Confidential Information of the other Party ("Disclosing Party") by using at least the same degree of care as the Receiving Party uses to protect its own Confidential Information of similar importance or sensitivity, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or application of such Confidential Information. The Receiving Party shall not disclose the Disclosing Party's Confidential Information to any third party except (i) employees or authorized agents of the Receiving Party who have a need to know for purposes of this Agreement and who are bound by written nondisclosure agreements which provide the same or greater protection for the Discloser's Confidential Information as this Section 19 provides and (ii) in the case of Pavilion, third parties performing work for and on behalf of Pavilion, at Pavilion's direction. Pegasus may disclose the Pavilion Software to third parties only as and to the extent permitted under Section 5.1 and consistent with the confidentiality provisions in Section 19 of this Agreement.

     Without limiting the foregoing, Pegasus shall safeguard any and all copies of the Pavilion Software and Pavilion Technology by using security measures per the attached Schedule 19.2.2. Notwithstanding anything to the contrary herein, neither Pegasus nor KFx, nor any of their respective affiliates, shall disclose the Pavilion Confidential Information, Documentation, Modifications, or Pavilion Software or Pavilion Technology to CA, AI Ware, or any of their respective affiliates, or any of their respective outside legal counsel or accountants or advisors without Pavilion's prior written consent, even if such accountant, advisor or counsel also represents or advises Pegasus and/or KFx or their affiliates.

          19.2.3 Exceptions. Receiving Party shall have no obligations under this Section 19 with respect to any information that Receiving Party can conclusively establish: (a) is or becomes publicly known in the trade or business in which it is practiced by the Receiving Party other than as a result of disclosure by Receiving Party in breach of this Agreement; (b) was available to Receiving Party on a non-confidential basis as shown in written records prior to its disclosure to Receiving Party; (c) becomes available to Receiving Party on a non-confidential basis from a source other than the Disclosing Party; provided that such source is not bound by a confidentiality agreement or is otherwise prohibited from transferring the information to Receiving Party by a contractual, legal or fiduciary obligation; or (d) is independently developed by Receiving Party without reliance in any way on the Confidential Information provided by the Disclosing Party. The existence of a copyright notice on any Confidential Information will not cause, or be construed as causing, software to be a published copyrighted work or to be publicly known or in the public domain. The burden of showing that any of the Confidential Information is not subject to the obligations of this Agreement will rest on Receiving Party.

          19.2.4 Required Disclosures. Receiving Party may disclose Confidential Information if and to the extent required by court order, provided Receiving Party shall give Disclosing Party prompt written notice of such requirement as soon as possible prior to such disclosure and shall provide Disclosing Party with assistance in obtaining an order protecting the information from disclosure. If, in the absence of a protective order, Receiving Party is compelled as a matter of law to disclose such Confidential Information, Receiving Party may disclose only that part of the Confidential Information as is required by law to disclose.

     19.3  Notice.
           ------

     The Receiving Party agrees to notify the Disclosing Party in writing immediately upon the discovery of any unauthorized possession, use, or knowledge of the Disclosing Party's Confidential Information. The Receiving Party shall promptly furnish full details of such unauthorized matter to the Disclosing Party, will assist in preventing the recurrence of such unauthorized matter, and will cooperate with the Disclosing Party in any action (including litigation or criminal complaints) against the Receiving Party's employees, contractors and agents, and third parties that the Disclosing Party deems advisable to protect the Disclosing Party's Confidential Information. A Party's compliance with this
Section 19.3 shall not be construed to bar the other Party's right to recover damages or obtain other relief against the Receiving Party for its breach of any part of this Agreement. In addition, the Receiving Party shall upon request by the Disclosing Party take all actions required, including, without limitation, litigation, to compel the Receiving Party's employees from any unauthorized possession, use, or knowledge of the Disclosing Party's Confidential Information.

     19.4  Remedies.
           --------

     Each Party acknowledges that the unauthorized disclosure, dissemination or use of any of the Disclosing Party's Confidential Information by Receiving Party could cause irreparable harm and significant injury to the Disclosing Party, which may be difficult to measure with certainty or to compensate through money damages. Receiving Party agrees that the Disclosing Party therefore shall be entitled in such event to obtain a preliminary or temporary injunction against such breach from any court of competent jurisdiction, pending arbitration of any dispute between the Disclosing Party and Receiving Party. Disclosing Party's right to obtain such relief shall not limit its right to obtain other remedies.

SECTION 20. MISCELLANEOUS

     20.1 Assignment.
          ----------

          20.1.1 General. Except as expressly set forth herein, each of Pegasus and KFx may not transfer, whether by assignment, sublicense, merger, consolidation, operation of law, or otherwise any rights or obligations or licenses granted under this Agreement without Pavilion's prior written consent. The consent to any particular assignment shall not constitute consent to further assignment. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Any transaction in contravention to this Section 20.1 shall be null and void.

          20.1.2 Permissive Assignment. The above notwithstanding, upon written request Pavilion shall consent to the assignment of this Agreement and the rights to the Pavilion Software and Pavilion Technology and obligations by Pegasus indivisibly in connection with a sale or other disposition of substantially all of the assets of Pegasus to a single acquiring entity or to an entity that is the survivor of a merger with Pegasus so long as: (i) it is not a Pavilion Competitor or is in combination, cooperation, affiliation, partnership, or joint venture with an entity that is a Pavilion Competitor, provided that the restriction in this subpart (i) shall no longer apply upon: (a) Pegasus' irrevocable payment to Pavilion of the $9,500,000.00 USD Base Price; and (b) payment of $5,500,000.00 USD in royalties or the expiration of the Royalty Period, whichever occurs first; (ii) it would not result in an expansion in scope of the licenses or other rights granted under this Agreement; (iii) Pavilion does not reasonably believe the transfer would compromise the confidentiality or export control laws related to the Pavilion Software, Pavilion Technology or Confidential Information; (iv) the assignee agrees in writing to comply with all of Pegasus's obligations under, and to be bound by, this Agreement; and (v) the assignee is a financially viable entity, capable of performing the obligations of Pegasus hereunder.

          20.1.3 Pavilion Assignment. Pavilion may assign this Agreement, the Pavilion Software, Pavilion Technology and the Pavilion Patents, in whole or in part, to any third party without the consent of Pegasus or KFx, but with thirty
(30) calendar days prior written notice, so long as (i) the assignee agrees in writing to comply with all of Pavilion's obligations under, and to be bound by, this Agreement; and (ii) licenses granted herein and Maintenance Services remain in force; and (iii) the assignee is not a Pegasus Competitor.


     20.2  Notices.
           -------

     Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

          To Pegasus at:

          Pegasus Technologies, Inc.
          5970 Heisley Road, Suite 300
          Mentor, Ohio 44060
               Attention: Gary Nicholson, CEO
               Telecopy:  440/357-1119

          With a copy (which will not constitute notice) to:

          Mandel, Lipton and Stevenson Limited
          120 North La Salle
          Street Suite 2900
          Chicago, Illinois  60602
               Attention: Andres J. Gallegos, Esq.
               Telecopy:  312/236-0781

          To KFx at:

          KFx Inc.
          3300 East First Avenue, Suite 290
          Denver, Colorado 80206-5810
               Attention: Ted Venners, CEO
               Telecopy:  303/293-8430

          With a copy (which will not constitute notice) to:

          Mandel, Lipton and Stevenson Limited
          120 North La Salle
          Suite 2900
          Chicago, Illinois  60602
               Attention: Andres J. Gallegos, Esq.
               Telecopy:  312/236-0781

          To Pavilion at:

          Pavilion Technologies, Inc.
          11100 Metric Blvd., Suite 700
          Austin, Texas  78758-4018
               Attention: Timothy E. Young, General Counsel
               Telecopy:  512/438-1489

     Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 20.2. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

     20.3 Force Majeure.
          -------------

     If any of Pegasus, KFx, or Pavilion is unable to perform its obligations under this Agreement due to circumstances beyond its reasonable control (other than obligations for the payment of money, the maintenance of confidentiality, or the restrictions on sublicensing), such obligations shall be suspended for so long as those circumstances persist, once the delaying Party notifies the other of the delay and its causes. Except where a delay is caused by the act or omission of the other Party (in such event the rights, remedies and liabilities of the Parties shall be those conferred and imposed by the other terms of this Agreement), any costs arising from such delay shall be borne by the Party incurring the same.

     20.4 Attorneys' Fees.
          ---------------

     In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing Party will be entitled, subject to the provisions of Section 16, to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

     20.5 Export Controls.
          ---------------

     Pegasus shall promptly cooperate with Pavilion as reasonably necessary to comply with the laws and administrative regulations of the United States relating to the control of exports of commodities and technical data. Pegasus shall not, and Pavilion shall have no obligation to, export or re-export directly or indirectly (including via remote access) any part of the Pavilion Software (including any Confidential Information) to any country for which a validated license is required for such export or re-export (or the export or re-export is prohibited or otherwise restricted) under the United States export laws. Pegasus shall further, at all times, maintain itself in compliance with any applicable requirements of U.S. export control laws, including all restrictions imposed on end users of the Pavilion Software. Pegasus shall be responsible for obtaining all permits or registrations required by any governmental body or regulatory agency for the import and use of the Pavilion Software into any other country in which Pegasus may be permitted to use the Pavilion Software, for this Agreement to be enforceable in any country in which this Agreement must be registered, for Pavilion to perform services under this Agreement, or for Pegasus personnel to attend training provided by Pavilion. If a translation of this Agreement is required, Pegasus will provide the translation at no cost to Pavilion. Pegasus acknowledges and agrees that any payments to foreign government officials that would violate the United States Foreign Corrupt Practices Act are expressly prohibited.

     20.6  Waiver.
           ------

     This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

     20.7  Captions.
           --------

     The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

     20.8  Choice of Law; Jurisdiction.
           ---------------------------

     This Agreement and the rights of the Parties under it will be governed by and construed in all respects in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of the State of Delaware. Because the Parties agree that this Agreement is not a contract for the sale of goods, this Agreement shall not be governed by any codification of
Article 2, 2A or 2B of the Uniform Commercial Code or any reference to the United Nations Convention on Contracts for the International Sale of Goods. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of Newcastle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

     20.9  Terms.
           -----

     Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.

     20.10 Rights Cumulative.
           -----------------

     All rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law. Nothing herein shall in any way limit the use of this Agreement as evidence in a proceeding to enforce any or all of the terms hereof.

     20.11  Further Actions.
            ---------------

     KFx, Pavilion and Pegasus will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting Party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

     20.12  Time.
            ----

     Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

     20.13  Counterparts.
            ------------

     This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

     20.14  Entire Agreement.
            ----------------

     This Agreement (including the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings with respect to such subject matter.

     20.15  Severability.
            ------------

     Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

     20.16  Construction.
            ------------

     This Agreement has been negotiated by KFx, Pegasus and Pavilion and its respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     20.17  Late Payments.
            -------------

     If any Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date ("Interest Due Date") to the date of payment at the annual rate publicly announced from time to time by Citibank, N.A., New York, New York, USA at its prime rate (the "Prime Rate") at the close of banking on the Interest Due Date, or on the first Business Day thereafter if such date falls on a day which is not a Business Day, plus three percent (3%), adjusted as and when changes in the Prime Rate are made.

     20.18  Expenses.
            --------

     Except as otherwise expressly provided in this Agreement, each Party will pay all of its expenses, including attorneys', accountants', or other advisor's fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

     20.19  Third Party Beneficiaries.
            -------------------------

     Each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than Pegasus and Pavilion.

     20.20  Media Releases.
            --------------

     Except for any announcement intended solely for internal distribution within a Party, and subject to Section 19 any disclosure required by legal, accounting, or regulatory requirements, all media releases, public announcements or public disclosure for general distribution (including, but not limited to, promotional or marketing material) by any Party, or by their employees or agents, relating to this Agreement or any project carried out hereunder, other than general statements that a contractual relationship exists between the Parties, will be coordinated with and approved by the other Party prior to any release.

     20.21  Amendment; No Waiver.
            --------------------

     No amendment to this Agreement shall be effective unless it is in writing and signed by KFx, Pavilion and Pegasus. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof. No waiver of any breach of any provision of this Agreement shall be effective unless made in writing. Neither KFx, Pavilion nor Pegasus shall be liable to the other for any representation, promise, or inducement made by any agent or person in the other's employ that is not embodied in this Agreement. In entering into this Agreement, the Parties have not relied on any conditions, representation, or warranties except as provided herein.

     20.22  Independent Contractor.
            ----------------------

     All employees of a Party performing services hereunder for the other Party shall be under the exclusive direction and control of a Party and shall not be considered employees or agents of the other Party. Each Party shall be an independent contractor as to the other Party and shall have authority to control and direct the performance of all services performed by its employees or contractors. The relationship of the Parties shall not be construed as a joint venture, partnership, pooling or team arrangement, or any type of permanent business arrangement. The Parties shall not have any power to bind the other or formalize any transaction on behalf of the other and shall not, under any circumstances, be considered to be an agent or fiduciary of the other.


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                                      58

     The parties have executed this Agreement as of the day and year first written above.

                                        PEGASUS:
                                        -------

                                        PEGASUS TECHNOLOGIES, INC.,
                                        a South Dakota corporation


                                        By:  /s/ Theodore Venners
                                           ------------------------------
                                        Name:  Theodore Venners
                                        Title: Chairman


                                        KFX:
                                        ---

                                        KFX INC.,
                                        a Delaware corporation


                                        By:  /s/ Theodore Venners
                                           ------------------------------
                                        Name:  Theodore Venners
                                        Title: Chairman and CEO


                                        PAVILION:
                                        --------

                                        PAVILION TECHNOLOGIES, INC.,
                                        a Texas corporation


                                        By:  /s/ Peter C. Perialas, Jr.
                                           ------------------------------
                                        Name:  Peter C. Perialas, Jr.
                                        Title: President and CEO

                                     -59-